SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12.

STRYKER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2825 Airview Boulevard

Kalamazoo, MI 49002

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS OF STRYKER CORPORATION

Date:	April 24, 2012

Time:	2:00 p.m., Eastern Time

Place:	Radisson Plaza Hotel & Suites at The Kalamazoo Center, Kalamazoo, Michigan

Items of Business:

•	Elect eight directors;

•	Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012;

•	Consider and act upon approval of an amendment to the Company’s Restated Articles of Incorporation to implement a majority vote standard for uncontested elections of directors;

•	Consider and act upon re-approval of the material terms of the performance goals under the Executive Bonus Plan;

•	Conduct an advisory vote to approve the Company’s named executive officer compensation; and

•	Transact any other business that may properly come before the meeting and any adjournment or postponement.

We invite all shareholders to attend the meeting. At the meeting, you will hear a report on our business and have a chance to meet our directors and executive officers. Our Annual Report on Form 10-K for the year ended December 31, 2011 and our 2011 Annual Review are enclosed.

Only shareholders of record on March 5, 2012 may vote at the meeting.

Your vote is important. Please vote your shares promptly. To vote your shares, you may use the internet or call the toll-free telephone number as described on your proxy card or complete, sign, date and return your proxy card.

Dean H. Bergy

Secretary

March 19, 2012

Important Notice Regarding Availability of

Proxy Materials for the Shareholders Meeting

on April 24, 2012

The proxy statement, our 2011 Annual Report on Form 10-K, our 2011 Annual Review and a link to the means to vote by internet are available at www.proxymaterials.stryker.com.

2825 Airview Boulevard

Kalamazoo, MI 49002

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

April 24, 2012

GENERAL INFORMATION

We are providing these proxy materials in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of shareholders of Stryker to be held on April 24, 2012 and at any adjournment or postponement of the meeting. The solicitation will begin on or about March 19, 2012.

What am I voting on?

You will be voting on five proposals at our annual meeting:

•	Election of eight directors;

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012;

•	Approval of an amendment to the Company’s Restated Articles of Incorporation to implement a majority vote standard for uncontested elections of directors;

•	Re-approval of the material terms of the performance goals under the Executive Bonus Plan; and

•	Advisory vote to approve the Company’s named executive officer compensation.

What are the recommendations of the Board of Directors?

All shares represented by a properly executed proxy will be voted unless the proxy is revoked and, if a choice is specified, your shares will be voted in accordance with that choice. If no choice is specified, the proxy holders will vote your shares according to the recommendations of the Board of Directors, which are included in the discussion of each matter later in this proxy statement. In summary, the Board of Directors recommends that you vote:

•	FOR the election of the nominees for directors;

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012;

•	FOR approval of the amendment to the Company’s Restated Articles of Incorporation to implement a majority vote standard for uncontested elections of directors;

•	FOR re-approval of the material terms of the performance goals under the Executive Bonus Plan; and

•	FOR the approval of the resolution set forth in Proposal 5 regarding the advisory vote to approve the Company’s named executive officer compensation;

In addition, the proxy holders may vote in their discretion with respect to any other matter that properly comes before the meeting.

Who is entitled to vote?

At the close of business on March 5, 2012, the record date for the meeting, 381,263,511 shares of our common stock, $0.10 par value (“Common Stock”), were outstanding. For each proposal to be voted on, each shareholder is entitled to one vote for each share of Common Stock owned at that time.

How do I vote?

If you are a shareholder of record, you may vote by proxy in any of the following ways:

•

By Internet or Telephone — If you have internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card. If you vote by internet or telephone, you should not return your proxy card.

•

By Mail — You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.

If you vote via the internet or by telephone, your vote must be received by 11:59 p.m., Eastern Time, on April 23, 2012.

You may also vote in person at the annual meeting or you may be represented by another person at the meeting by executing a proxy designating that person.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” The street name holder will provide you with instructions that you must follow to have your shares voted.

If you hold your shares in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the street name holder.

May I change my mind after submitting a proxy?

If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•	Written notice to the Secretary of the Company at 2825 Airview Boulevard, Kalamazoo, Michigan 49002;

•	Timely delivery of a valid, later-dated proxy or later-dated vote by internet or telephone; or

•	Voting by ballot at the annual meeting.

If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other holder of record.

What are broker non-votes?

A broker non-vote occurs when the broker, bank or other holder of record that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers, banks and other street name holders will have discretionary authority to vote only on Proposal 2 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012).

What is the required vote?

In the election of directors, the eight nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the election of directors. In the case of Proposal 3 (amendment to the Company’s Restated Articles of Incorporation to implement a majority vote standard for uncontested elections of directors), approval requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting. Accordingly, abstentions and broker non-votes have the same effect as votes against this proposal. The other matters require the affirmative vote of a majority of the votes cast at the meeting. On such other matters, abstentions and broker non-votes will not be counted as votes cast and will therefore have no effect.

Will the annual meeting be webcast?

You may access our annual meeting via webcast or telephone. Information about the webcast, which will include both the audio and the slide presentation from the meeting, is available in the Calendar of Events area of the Investor section of our website at www.investorevents.stryker.com. The telephone number to listen to the meeting is 800-299-7089 (U.S.) or 617-801-9714 (International) and the passcode is 70842158. An archived copy of the webcast will continue to be available on our website until June 30, 2012.

How do I obtain directions to the annual meeting?

Directions are available at www.proxymaterials.stryker.com.

Can I access these proxy materials on the internet?

This proxy statement, our 2011 Annual Report on Form 10-K, our 2011 Annual Review and a link to the means to vote by internet are available at www.proxymaterials.stryker.com.

STOCK OWNERSHIP

Principal Shareholders

The following table sets forth certain information with respect to beneficial ownership of Common Stock by the only persons known by us to be the beneficial owners of more than 5% of our Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)		Percentage of Class (%)
Greenleaf Trust	35,195,160	(1)	9.2
211 South Rose Street
Kalamazoo, Michigan 49007
Ronda E. Stryker	31,870,518	(2)	8.4
c/o Greenleaf Trust
211 South Rose Street
Kalamazoo, Michigan 49007
John W. Brown	20,230,271	(3)	5.3
750 Trade Centre Way
Portage, Michigan 49024
Pat Stryker	20,226,407	(4)	5.3
c/o Bohemian Companies
262 E. Mountain Avenue
Ft. Collins, Colorado 80524

(1)

This information is based solely on information as of December 31, 2011 contained in a filing with the U.S. Securities and Exchange Commission (“SEC”) on February 13, 2012. Greenleaf Trust holds these securities in a fiduciary capacity on behalf of various trusts and investment management customers, some of whom have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such shares of Common Stock. Greenleaf Trust has sole voting power with respect to 1,432,100 of such shares, shared voting power with respect to 33,763,060 of such shares, sole investment power with respect to 1,422,419 of such shares and shared investment power with respect to 33,772,941 of such shares. See note (2) below regarding the shared voting power and investment power with respect to 17,207,398 of such shares of Common Stock held by a subtrust for the benefit of Ronda E. Stryker under the terms of the L. Lee Stryker Trust established on September 10, 1974 for the benefit of members of the Stryker Family (the “Stryker Family Trust”).

(2)

This information is based solely on information as of January 31, 2012 provided by Ms. Ronda E. Stryker. The shares of Common Stock shown as beneficially owned by Ms. Stryker include 72,068 shares that she has the right to acquire within 60 days of January 31, 2012 upon exercise of stock options and vesting of restricted stock units. Ms. Stryker has sole voting and investment power with respect to 14,594,750 of the shares of Common Stock shown as beneficially owned by her, sole voting and shared investment power with respect to 28,370 shares, no voting and shared investment power with respect to 40,000 shares and shared voting and investment power with respect to the remaining 17,207,398 shares. As a result of certain rights that she has under the terms of the Stryker Family Trust, Ms. Stryker may be deemed to share voting power and investment power with respect to the 17,207,398 shares with Greenleaf Trust, the trustee of a subtrust for her benefit under the Stryker Family Trust. See note (1) above.

(3)

This information is based solely on information as of December 31, 2011 contained in a filing with the SEC on February 14, 2012. The shares of Common Stock shown as beneficially owned by Mr. Brown include 193,975 shares that may be acquired by him upon exercise of stock options. Mr. Brown has sole voting and investment power with respect to 19,970,271 of the shares of Common Stock shown as beneficially owned by him and shared voting and investment power with respect to 260,000 shares.

(4)

This information is based solely on information as of December 31, 2011 contained in a filing with the SEC on February 9, 2012. Ms. Pat Stryker has sole voting and investment power with respect to 3,132,814 of the shares of Common Stock shown as beneficially owned by her. As a result of certain rights that she has under the terms of the Stryker Family Trust, Ms. Stryker may be deemed to share voting power and investment power with respect to 17,093,593 of such shares with the trustee of a subtrust for her benefit under the Stryker Family Trust.

Security Ownership of Directors and Executive Officers

The following table sets forth certain information about the ownership of Common Stock as of January 31, 2012 by our current directors, the executive officers identified as our Named Executive Officers (“NEOs”) in the “Compensation Discussion and Analysis” on page 10 and all of our executive officers and directors as a group.

Name	Number of Shares Owned (#)(1)	Right to Acquire (#)(2)	Total (#)(3)	Percentage of Outstanding Shares (%)
Directors:
Howard E. Cox, Jr.	594,732	72,068	666,800	*
Srikant M. Datar, Ph.D.	1,000	11,855	12,855	*
Roch Doliveux, DVM	1,000	4,570	5,570	*
Louise L. Francesconi	10,000	36,068	46,068	*
Allan C. Golston	750	2,525	3,275	*
Howard L. Lance	8,000	12,023	20,023	*
William U. Parfet	318,600	39,468	358,068	*
Ronda E. Stryker	31,798,450	72,068	31,870,518	8.4
Named Executive Officers:
Lonny J. Carpenter	27,932	161,881	189,813	*
Andrew G. Fox-Smith	32,049	187,974	220,023	*
Curt R. Hartman	21,845	372,400	394,245	*
Kevin A. Lobo	0	0	0	*
Stephen P. MacMillan	127,918	1,204,161	1,332,079	*
Timothy J. Scannell	17,179	344,599	361,778	*
Executive officers and directors as a group (19 persons)	33,127,428	3,238,185	36,365,613	9.5

*	Less than 1%.

(1)	Excludes shares that may be acquired through stock option exercises or vesting of restricted stock units within 60 days after January 31, 2012.

(2)	Includes shares that may be acquired within 60 days after January 31, 2012 upon exercise of options and vesting of shares underlying restricted stock units.

(3)

Except for the shared beneficial ownership of certain shares of Common Stock by Ms. Stryker (17,275,768 shares), Mr. MacMillan (200 shares) and Dr. Datar (1,000 shares), such persons hold sole voting and disposition power with respect to the shares shown in this column.

INFORMATION ABOUT THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE MATTERS

We manage our business under the direction of our Board of Directors. The Board conducts its business through meetings of the Board and its committees. The Board has adopted Corporate Governance Guidelines that are available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/governanceguidelines. We will mail a copy to any shareholder upon request to the Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002. During 2011, the Board held nine meetings. There were also a total of 27 committee meetings during 2011. Each director attended more than 75% of the total meetings of the Board and the committees on which he or she served in 2011. We expect our directors to attend the annual meeting of shareholders unless they have a schedule conflict or other valid reason. Nine of the then ten members of the Board attended the 2011 annual meeting.

Board’s Role in Strategic Planning and Risk Oversight

Our Board is responsible for directing and overseeing the management of the Company’s business in the best interests of the shareholders and consistent with good corporate citizenship. The Board oversees strategic direction and priorities for the Company, approves the selection of the senior management team and monitors risk and performance. The Board and management devote one meeting each year to a discussion of the Company’s overall strategic plan and direction. In December the capital plan and budget for the next year are reviewed. A fundamental part of setting the Company’s business strategy is the assessment of the risks the Company faces and how they are managed. The Board and the Audit Committee meet regularly throughout the year with our financial, treasury, internal audit, legal and compliance management teams to assess the financial, legal/compliance and operational/strategic risks throughout our businesses and review our insurance and other risk management programs and policies to enable the Board to exercise its ultimate oversight responsibility for the Company’s risk management processes.

Independent Directors

Under the listing standards of the New York Stock Exchange (“NYSE”), a director is not independent unless the Board determines that he or she has no material relationship with Stryker, either directly or through any organization with which he or she is affiliated that has a relationship with Stryker. The Board has determined that all of our current directors are independent under the NYSE listing standards. That determination was based on a review of the responses of the directors to questions about employment history, affiliation and family and other relationships, including in the case of Mr. Parfet the transactions with MPI Research, Inc. discussed under “Certain Relationships and Related Party Transactions” beginning on page 9 and on discussions with the directors. In the case of Ms. Stryker, the Board also considered that the Company spent approximately $369,551 in 2011 on functions and meetings, including the 2011 annual meeting, held at hotel, restaurant and entertainment properties in Kalamazoo (principally the Radisson Plaza Hotel) that are owned by Greenleaf Hospitality and that Stryker also reimbursed employees for hotel, restaurant and other expenses incurred by them at such properties while they were in Kalamazoo for business meetings. Management of Stryker has been advised by the Controller of Greenleaf Hospitality that Greenleaf Hospitality is 100% owned by Ronda Stryker’s husband. The Board has determined that this relationship is not material under the circumstances, including the modest nature of the transactions compared to Stryker’s and Greenleaf Hospitality’s total revenues, the ordinary course status of the transactions and the arm’s length nature of the transactions, including the Stryker discounted rate.

Board Committees

Our Board has four principal committees. The current membership, number of meetings held during 2011 and the function performed by each of these committees are described below. These committees act under written charters approved by the Board. These charters are available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/charters and we will mail them to any shareholder upon request to the Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002. The applicable committee and the Board review and reassess the charters annually.

None of the members of any of the committees is or ever has been an employee of the Company. The Board has determined that the members of the Audit, Compensation, Governance and Nominating and Finance Committees meet the independence standards for those committees within the meaning of the NYSE listing standards and applicable law and SEC regulations.

Audit Committee — Mr. Parfet (Chair), Dr. Datar, Ms. Francesconi and Mr. Golston currently are members of the Audit Committee. The Audit Committee met six times during 2011. The Audit Committee, which is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), oversees the Company’s financial reporting process on behalf of the Board of Directors. It meets with management and the Company’s independent registered public accounting firm throughout the year and reports the results of its activities to the Board of Directors. Further information regarding the role of the Audit Committee is contained in its charter that is available in the Corporate

Governance area of the Investor section of our website at www.stryker.com/investors/auditcommitteecharter. For further information, see “Audit Committee Report” on page 39. The Board has determined that each of Mr. Parfet, Dr. Datar, Ms. Francesconi and Mr. Golston is considered an “audit committee financial expert” for purposes of applicable SEC rules.

Compensation Committee — Mr. Lance (Chair), Mr. Cox and Dr. Doliveux currently are members of the Compensation Committee, which met five times during 2011. The purpose of the Compensation Committee is to assist the Board in discharging its overall responsibilities relating to executive and stock-based compensation. The Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, evaluates their performance for the current year in light of those goals and establishes compensation levels, including annual salary and bonus targets. The Committee also administers and grants awards under the Company’s equity-based compensation plans. Except in the case of the Chief Executive Officer, management provides recommendations to the Committee concerning salary, bonus potential and stock awards for our executive officers. The Chief Executive Officer’s compensation is subject to final approval by the independent directors. For further information, see the Compensation Committee’s charter that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/compensationcommitteecharter and “Compensation Discussion and Analysis” beginning on page 10.

Our Compensation Committee has the authority to retain and terminate a compensation consulting firm to assist the Committee in the evaluation of executive and non-employee director compensation. For 2011, Hay Group, Inc. was engaged directly by the Committee to assist the Committee by:

•	Providing information and education on executive and non-employee director compensation trends and developments and the implications for Stryker;

•	Reviewing and giving its opinion on management’s recommendations for executive compensation and equity plan design and practices; and

•	Participating in Compensation Committee meetings when requested by the Committee Chair.

The Compensation Committee considers Hay Group to be an independent advisor as a result of the following factors:

•	Hay Group reports directly to the Compensation Committee;

•

Hay Group has provided no services to the Company in the past five years other than the compensation-related services provided to the Compensation Committee. However, Hay Group is not prohibited from providing other services to the Company or management. We have agreed to notify the Compensation Committee of any potential services, including related fees that Hay Group might be asked to perform. The Compensation Committee has established a requirement that the Committee Chair pre-approve additional Hay Group services if the aggregate fees would exceed $10,000 in any year;

•

We were advised by Hay Group that the fees charged to Stryker in 2011 were less than one-half of one percent of Hay Group’s total annual revenue, which indicates that Hay Group does not rely upon Stryker for a significant portion of its total business;

•	We were advised by Hay Group that Hay Group has internal policies and procedures that prevent conflicts of interest;

•	There are no business or personal relationships between Hay Group’s lead consultant and members of Stryker’s Compensation Committee; and

•	We were advised by Hay Group that Hay Group’s lead consultant on the Stryker account does not own our Common Stock.

Governance and Nominating Committee — Ms. Francesconi (Chair), Dr. Doliveux, Mr. Parfet and Ms. Stryker currently serve on the Governance and Nominating Committee. The Governance and Nominating Committee, which met nine times during 2011, makes recommendations to the Board regarding director nominations and committee assignments, oversees the evaluation of the Board and management and considers other matters relating to corporate governance. For further information, see the charter of the Governance and Nominating Committee that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/governancenominatingcommitteecharter. When seeking to identify an individual to become a director to fill a new position or vacancy, the Committee will consult with incumbent directors, management and others, including a professional search firm, and will review information obtained from a variety of sources. The Committee will consider, among other factors, the background and reputation of potential candidates in terms of character, personal and professional integrity, business and financial experience and acumen, how a person would contribute to and strengthen the Board and complement the other directors in terms of expertise, diversity of viewpoint and opinion, professional experience, education and skill and a person’s availability to devote sufficient time to Board duties. Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to the Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, giving the candidate’s name, relationship, if any, to the shareholder making the recommendation, biographical data and qualifications. The submission should also include a statement from the candidate consenting to being considered and, if nominated and elected, to serving as a director.

Finance Committee — Mr. Cox (Chair), Dr. Datar, Mr. Golston and Mr. Lance currently serve on the Finance Committee. The Finance Committee, which met seven times during 2011, assists the Board in discharging its responsibilities with respect to investment policy, capital expenditures and acquisitions, dividends and share repurchases and significant financing arrangements. For further information, see the charter of the Finance Committee that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/financecommitteecharter.

Compensation Risks

At Stryker’s request, Towers Watson conducted a risk assessment of our compensation program in 2010. In the course of conducting its assessment, Towers Watson concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Stryker. Towers Watson’s assessment focused on our executive compensation policies and practices and material sales incentive plans and made certain recommendations, including the use of performance stock units and the implementation in our stock awards of a clawback policy providing for recovery of excess incentive compensation paid in the event of a restatement of our financial statements. Our Executive Bonus Plan currently has a clawback provision that is applicable under certain circumstances. Performance stock units have been awarded to our executive leadership team in 2011 and 2012. The Compensation Committee intends to continue the use of performance stock units and to adopt a clawback policy once the SEC has adopted regulations on the subject. The Compensation Committee reviewed the Towers Watson report and discussed it with management at the time it was received in 2010. The Committee concurred with the conclusion and, in doing so, specifically noted the following risk mitigation factors regarding our compensation policies and practices:

•	The blend of pay delivery (fixed versus variable, cash versus stock and short- versus long-term compensation) is in line with market practices;

•	Annual bonus plan design:

•	Goals are challenging to achieve, calibrated annually and set to drive performance, which ties to Stryker’s long-term profitability and strategic plan;

•	Payouts are based on multiple performance measures and capped at 150% of target level;

•	Stock awards have multi-year vesting requirements, typically ranging from three to five years;

•	Stock ownership guidelines and the prohibition of hedging, using derivative securities or short selling as it relates to Stryker stock; and

•

Compensation plan governance is well defined and includes the Board of Directors and Compensation Committee as well as many functional areas within Stryker, including the executive leadership team, finance, human resources, legal and risk management.

Except as noted with respect to the award of performance stock units to our executive leadership team, our compensation program has not materially changed since Towers Watson conducted its risk assessment. Accordingly, we continue to believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Stryker.

Board Leadership Structure

Until his resignation effective February 8, 2012, Stephen P. MacMillan had served as Chairman of the Board in addition to President and Chief Executive Officer, since January 1, 2010. Following Mr. MacMillan’s resignation, William U. Parfet, who has served as lead independent director since 2004, was appointed Non-Executive Chairman of the Board and Curt R. Hartman, our Vice President and Chief Financial Officer, was named Interim Chief Executive Officer. The Board believes this is the most effective leadership structure for our Company during the period that the Board is conducting a search for a permanent successor to Mr. MacMillan.

Lead Director/Executive Sessions of Independent Directors

Pursuant to the recommendation of the Governance and Nominating Committee, Mr. Parfet has served as the lead independent director, with responsibility for coordinating the activities of the independent directors, since 2004. While Mr. Parfet has assumed the additional responsibilities of Non-Executive Chairman of the Board, he will continue to perform the functions of lead independent director as outlined below. The lead independent director chairs the executive session held in conjunction with each meeting of the Board to provide an opportunity for the independent directors to discuss topics of concern without any member of management being present. The lead independent director acts as an intermediary between the independent directors and senior management on sensitive issues, including matters considered by the independent directors in executive session. Other matters that the lead independent director is responsible for include working with the Secretary and others to set the agenda for Board meetings, assuring the adequacy of the flow of information from management to the independent directors, setting the meeting schedules to assure there is sufficient time for discussion of all agenda items and assisting management and the Board in assuring compliance with and implementation of the Corporate Governance Guidelines. The lead independent director also facilitates discussion among the independent directors on key issues and concerns outside of Board meetings.

Contacting the Board of Directors

Shareholders and other interested persons may communicate directly with the Board on a confidential basis by mail to Stryker Board of Directors at 2825 Airview Boulevard, Kalamazoo, Michigan 49002. All such communications will be received directly by the Chair of the Governance and Nominating Committee and will not be screened or reviewed by any Stryker personnel.

Code of Conduct/Code of Ethics

We have adopted a Code of Conduct applicable generally to our employees, officers and directors in the performance of their duties and responsibilities and a Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Conduct and Code of Ethics are posted in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/codeofconduct and www.stryker.com/investors/codeofethics, respectively, and we will mail them to any shareholder upon request to the Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002.

Certain Relationships and Related Party Transactions

Under our Related Party Transactions Policy, which is in writing and was adopted by the Board of Directors, the Audit Committee must approve or ratify transactions involving directors, executive officers or principal shareholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules. Such transactions include employment of immediate family members of any director or executive officer. Management advises the Audit Committee at its regularly scheduled meeting in February of each year and at subsequent meetings of any such transaction that is proposed to be entered into or continued and seeks approval. In the event any such transaction is proposed and a decision is required prior to the next regularly scheduled meeting of the Audit Committee, it may be presented to the Audit Committee Chair for approval, in which event the decision will be reported to the full Audit Committee at its next meeting.

William U. Parfet, who currently serves as Non-Executive Chairman of the Board of the Company, is Chairman of the Board and Chief Executive Officer and the principal shareholder of MPI Research, Inc., a drug safety and pharmaceutical development company. Since 2009, the Company has contracted with MPI Research to conduct certain studies in connection with products under development. MPI Research was awarded the contracts for these studies after competitive bids were solicited and it was determined that the MPI Research quote offered the best overall value. MPI Research was paid a total of $19,129 in 2011. The Audit Committee, during its February 2012 meeting at which Mr. Parfet, Chair of that Committee, excused himself during discussions of this matter, authorized the Company to enter into additional transactions with MPI Research up to a maximum aggregate annual value of $1,000,000, which represents less than 2% of the annual revenue of MPI Research, provided such transactions are competitively bid and evaluated to assure that MPI Research is offering the best value to Stryker. Any such transaction that is entered into and has not been discussed with the Committee in advance must be reported to the Audit Committee at its next meeting.

Art Hartman, the Vice President, Regulatory Affairs and Quality Assurance Business Integration, is the brother of Curt Hartman, our Interim Chief Executive Officer and Vice President and Chief Financial Officer. Art Hartman has been employed by the Company in various capacities since 1994 and has held his current position since December 27, 2010. During 2011, Art Hartman’s salary was $222,000, his bonus was $69,300, he was awarded a stock option to purchase 3,125 shares of our Common Stock and 1,041 restricted stock units and he received other benefits generally available to our U.S.-based employees in similar roles. The Audit Committee approved Art Hartman’s continued employment at its February 2012 meeting.

COMPENSATION DISCUSSION AND ANALYSIS

This section includes information regarding, among other things, the overall objectives of our compensation program for our NEOs and each element of compensation that we provide. Please read this section in conjunction with the detailed tables and narrative descriptions of our NEO compensation under “Executive Compensation” beginning on page 26 of this proxy statement.

Named Executive Officers

The names and titles of our NEOs for 2011 are:

Name	Title
Stephen P. MacMillan	Chairman, President and Chief Executive Officer(1)
Curt R. Hartman	Vice President and Chief Financial Officer(1)
Kevin A. Lobo	Group President, Orthopaedics
Timothy J. Scannell	Group President, MedSurg and Spine
Lonny J. Carpenter	Group President, Global Quality and Operations
Andrew G. Fox-Smith	Advisor to the Chief Executive Officer and Former Group President, International(2)

(1)

On February 8, 2012, Mr. MacMillan resigned as Chairman, President and Chief Executive Officer and Mr. Hartman was named Interim Chief Executive Officer in addition to his responsibilities as Vice President and Chief Financial Officer.

(2)

Mr. Fox-Smith resigned as Group President, International effective August 31, 2011 and continued to be employed as Advisor to the Chief Executive Officer until March 1, 2012. Mr. Fox-Smith worked out of Hong Kong and was paid in Hong Kong Dollars (HKD). U.S. Dollar (USD) amounts in this proxy statement with respect to Mr. Fox-Smith have been calculated using an exchange rate of one USD equaling 7.7844 HKD, the average of the 2011 monthly average exchange rates.

Overview

Stryker has a history of delivering solid financial results. The cumulative increase of our net sales and diluted net earnings per share over the five-year period ending December 31, 2011 was 61.4% and 82.5%, respectively. In 2011, despite a difficult economic environment, the Company’s net sales increased 13.5% and net earnings and diluted net earnings per share increased 5.7% and 8.2%, respectively. Our executive pay programs have played a significant role in our ability to attract and retain the experienced, successful executive team that drives our financial results.

The primary elements of compensation for our NEOs in 2011 were salary, bonus and stock awards consisting of stock options and performance stock units, except for Mr. Lobo who received a grant of stock options and restricted stock units in connection with his employment by the Company in April 2011. Our savings and retirement plans are typically defined contribution (e.g., 401(k)) plans that match a portion of employee contributions and have historically included an annual discretionary contribution of 7% of salary and bonus for all eligible U.S.-based employees. We do not maintain any defined benefit plans for our NEOs. The perquisites and personal benefits we provide to our NEOs are conservative. Our severance plans are discretionary in most instances.

Our Compensation Committee believes that our compensation practices for our NEOs are appropriate in the context both of Stryker’s performance and the interests of our shareholders. Among the considerations in this regard are:

•	An important part of our executive compensation philosophy is the alignment of the compensation of our NEOs with the interests of our shareholders and achievement of key business objectives;

•

To further enhance our pay-for-performance philosophy, we began awarding performance stock units in 2011 to our NEOs in an amount equal to 50% of the grant value of the total long-term incentive opportunity for each NEO, which further aligns our senior executives with the achievement of key financial measures;

•

In 2011, the variable, performance or stock-based compensation elements for the NEOs — bonuses, stock option grants valued using the Black-Scholes method, restricted stock units (granted to Mr. Lobo only) and performance stock units (granted to all NEOs, except Mr. Lobo) — averaged 79% of the total of the primary compensation elements (salary, actual bonus and stock awards). See “Summary Compensation Table” on page 26;

•

Our NEO bonus plans are based on difficult performance goals that, if met, should result in profitable, sustained business performance over the long-term and be reflected in stock price increases over time. The NEOs’ payouts under our Executive Bonus Plan for 2011 (86% of target on average) were below the 2010 levels (113% of target on average) as a result of performance that was generally below 2011 bonus plan goals that were generally higher than the prior year;

•

Stock-based pay realized by our NEOs is tied directly to the interests of our shareholders via stock price performance and, for performance stock units, based on financial performance relative to pre-established financial goals for a three-year performance period;

•

We monitor a comparison group of medical technology companies to ensure that our compensation programs are within observed competitive practices. Given the dynamic nature of executive compensation programs, we review trends/practices with assistance from the Compensation Committee’s compensation consultant and make adjustments as deemed appropriate by the Compensation Committee; and

•

We evaluate key risk issues related to compensation and, in this regard, engaged a third party to conduct a risk assessment of compensation programs in 2010 as discussed above and believe that our compensation practices do not create risks that are reasonably likely to have a material adverse impact on Stryker.

The Compensation Committee considered the results of the advisory shareholder vote on executive compensation at our 2011 annual meeting of shareholders at which the executive compensation program for our NEOs as disclosed in the proxy statement for that meeting was approved by 98% of the votes cast. The Compensation Committee continues to believe that our executive compensation program and practices, which remain largely unchanged, are appropriate.

Compensation Objectives

We compete for executive talent in a highly competitive, global industry. We believe that our executive compensation program, which is a key component in our ability to attract and retain talented, qualified executives, should be designed to provide a meaningful level of total compensation that is aligned with organizational and individual performance and with the interests of our shareholders. The Compensation Committee believes that, consistent with the emphasis on rewarding executives for enhancing the Company’s growth and profitability (as described more fully in “Why We Chose Particular Performance Metrics and Goals”

on page 16), the Company’s bonus plans should focus executives on a mix of financially-oriented as well as quality, compliance and qualitative goals that reinforce a balance in achieving short-term and long-term goals and are aligned with shareholder returns over time. The bonus plans contain maximums on the payouts that could be earned in a year. The Company’s long-term incentive compensation program likewise is intended to provide executives with a personal financial interest in the Company’s long-term success (as described more fully in “Long-Term Incentive Compensation” beginning on page 20). Accordingly, the Compensation Committee believes that the Company’s incentive programs balance risk and the potential reward to executives in a manner that is appropriate to the circumstances and in the best interests of the Company’s shareholders over the long term.

The principal objectives of our executive compensation policies and practices are to:

•	Attract, retain and motivate talented executives who drive our Company’s success;

•	Structure compensation packages with a significant percentage of compensation earned as variable pay, based on performance, which balances risk with the potential reward;

•	Align incentives with measurable corporate, business area and individual performance, both financial and non-financial;

•	Provide flexibility to adapt to changing business needs;

•	Align total compensation with shareholder value creation; and

•	Establish compensation program costs that are reasonable, affordable and appropriate.

Executive Compensation Philosophy

We have an Executive Compensation Philosophy that outlines the objectives of our compensation practices and serves as an ongoing reference point for executive compensation decisions. The Philosophy specifies compensation elements, defines the purpose of each element and generally expresses the target positioning of compensation levels that we desire to achieve over time. However, since one of the objectives of our compensation programs is to provide flexibility to adapt to the changing business environment and individual considerations, we recognize that there will be variations from the Philosophy. In addition, changes to an individual NEO’s compensation elements, for example to meet desired market positioning indicated in the Philosophy, may be phased in over multiple years. Each year we consider our NEO compensation in light of our Philosophy.

Our Executive Compensation Philosophy is summarized in the following table. Each compensation element, along with an explanation of how we make decisions about that element, is described in detail under “2011 Compensation Elements” beginning on page 15.

Compensation Elements, Purpose and Target Positioning to Market

Element	Purpose	Target Positioning to Market

Base Salary	• Attract and retain qualified talent	• Near market median (between 45th and 60th percentile)

Bonus Plan at Target	• Motivate participants to achieve and exceed annual goals • Provide a competitive target compensation opportunity • Focus participants on key annual metrics	• Near market median (between 45th and 60th percentile)

Long-term Incentives

• Align participant interests with shareholders

• Balance short-term with long-term focus of decisions

• Attract talent by offering a meaningful reward opportunity

• Retain key personnel via vesting and forfeiture provisions

• Provide opportunity to build stock ownership

• 75th percentile of market, but balance Company affordability

Savings and Retirement Plans

• Assist participants with retirement funding

• 401(k) Plan — provide above-market contributory retirement benefit opportunity

• Supplemental Plan — provide contributions for participants impacted by tax law limits on the 401(k) Plan

• Exceed general market practice

Health and Welfare Benefit Plans	• Provide employees and families with appropriate levels of coverage and security that are affordable for the Company	• Above-market benefit value

Perquisites	• Appropriate in light of position	• Conservative to market

Underlying our Executive Compensation Philosophy is the desire to facilitate and encourage long-term ownership of our Common Stock. Our stock ownership guidelines reinforce this element of our Philosophy by requiring senior management to accumulate and retain significant stock ownership positions over time. For more information, see “Executive and Non-Employee Director Stock Ownership Guidelines” beginning on page 22.

The target market positioning referenced in the Philosophy provides a framework against which the Compensation Committee evaluates individual NEO compensation decisions; however, the Compensation Committee also takes into account other factors, such as performance, tenure and experience. As a result, there may be variances from the target positioning.

The Role of Benchmarking in our Executive Compensation Decisions

We regularly review our compensation policies, practices and programs to determine if they are both appropriate and responsive to our business needs. Although we monitor the competitive landscape closely, we typically do not establish compensation levels by focusing primarily on market comparison data and historically have not found it necessary to conduct extensive external market benchmarking of our executive compensation levels or practices on an annual basis. The Compensation Committee applies judgment and discretion when evaluating the appropriateness of using market comparison data as it does when determining any compensation amount or outcome.

The results of the Company as a whole and, for Mr. Lobo, Mr. Scannell and Mr. Fox-Smith, of the business areas of the Company for which each is responsible, are the most significant factor in determining NEO compensation adjustments. Other factors considered when determining compensation include an individual’s performance, changes in an individual’s compensation elements over recent years, performance against bonus plan goals, comparisons among roles internally and market comparison data.

The Compensation Committee’s independent advisor conducted a market benchmarking study in late 2010 in connection with establishing NEO compensation for 2011. The study concluded that the NEOs’ target cash compensation levels were generally consistent with our Philosophy. The study also found that the grant value of the NEOs’ 2010 long-term incentive awards was generally below the targeted positioning in our Philosophy. The results of the benchmarking study were one of the factors considered when making our 2011 compensation decisions, which are discussed in further detail on page 15. The factors that were considered in connection with stock awards to our NEOs in 2011 are discussed under “Long-Term Incentive Compensation” beginning on page 20.

The comparison group companies used for the NEOs other than the Chief Executive Officer position in the 2010 benchmarking study were:

• Abbott Laboratories	• Covidien plc	• Medtronic, Inc.
• Alcon, Inc.	• C.R. Bard, Inc.	• Smith & Nephew plc
• Baxter International Inc.	• Genzyme Corporation	• St. Jude Medical, Inc.
• Becton, Dickinson and Company	• Hill-Rom Holdings, Inc.	• Thermo Fisher Scientific Inc.
• Boston Scientific Corporation	• Johnson & Johnson	• Zimmer Holdings, Inc.

The comparison group was developed by management other than our NEOs and approved by the Compensation Committee and consists of publicly traded companies that generally met the following criteria:

•	Product competitors or related companies in the medical technology industry;

•	Significant global operations; and

•	Comparable size – i.e., similar sales, market capitalization – or growth rates in revenue and earnings.

The data provided to the Compensation Committee by its independent advisor showed compensation levels consisting of the primary elements of total compensation — salary, bonus and long-term incentive values.

For purposes of benchmarking Chief Executive Officer compensation, a subgroup of the comparison companies listed above was used because the potential impact that significantly larger (Johnson & Johnson and Abbott Laboratories) or smaller (C.R. Bard and Hill-Rom) organizations might have on market comparisons was believed to be greater for the Chief Executive Officer position. As a result of the exclusion of these four companies, the median sales of the companies in the Chief Executive Officer comparison group were similar to Stryker’s.

Management’s Role in Determining Executive Compensation

The Compensation Committee makes all final decisions regarding NEO compensation, except that the compensation of the Chief Executive Officer is subject to final approval by the independent members of the Board of Directors. Prior to his resignation, Mr. MacMillan’s role as Chairman, President and Chief Executive Officer in determining executive compensation was to make recommendations on compensation decisions for the Company’s executives other than himself after reviewing information provided by our Vice President, Human Resources and other members of that department. Management’s role in determining executive compensation includes:

•

Developing, summarizing and presenting information and analyses to enable the Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from the Committee;

•	Attending Compensation Committee meetings as requested to provide information, respond to questions and otherwise assist the Committee;

•	Developing individual NEO bonus plans for consideration by the Compensation Committee and reporting to the Committee regarding achievement against the bonus plans; and

•

Preparing stock-based award recommendations for the Committee’s approval and reporting to the Committee at the end of the performance period regarding the number of performance stock units earned based on achievement of the pre-established goals.

Management performs a similar role for the Board with respect to the compensation of the Chief Executive Officer and the non-employee directors.

2011 Compensation Decisions

The Compensation Committee and independent directors increased Mr. MacMillan’s cash compensation in 2011 for the first time since 2008, as Mr. MacMillan had requested no increase in both 2009 and 2010. Mr. MacMillan’s cash compensation for 2011 consisted of a salary of $1,250,000, a 4.2% increase over 2010, and a target bonus opportunity of $1,500,000, a 25.0% increase over 2010. These levels recognized Mr. MacMillan’s performance in his role, that there had been no cash compensation increase since 2008 and that Mr. MacMillan’s target bonus opportunity as a percent of salary was below the median of Chief Executive Officer positions at the companies analyzed in the 2010 benchmarking study.

The Compensation Committee reviewed and approved the 2011 cash compensation levels for the other NEOs after receiving recommendations from Mr. MacMillan. These levels reflected subjective evaluations and decisions based on the scope of each NEO’s responsibilities in his current role, the level of performance in 2010 of the business areas for which he was responsible and his time and proficiency in the job.

•

Mr. Hartman’s cash compensation for 2011 consisted of a salary of $500,000, a 16.3% increase over 2010, and a target bonus opportunity of $375,000, a 41.5% increase over 2010. These levels recognized Mr. Hartman’s performance in his role as Chief Financial Officer, his assumption of full responsibility for our Neurovascular division’s operations after its acquisition in January 2011 and the fact that Mr. Hartman’s 2010 cash compensation was below the median of Chief Financial Officer positions at the companies analyzed in the 2010 benchmarking study.

•

Mr. Lobo’s 2011 annualized salary was $420,000 and his annualized target bonus opportunity was $275,000. As Mr. Lobo began employment with the Company in April 2011, the actual, prorated salary amount realized was $288,750 and his prorated 2011 target bonus opportunity was $195,700. The 2011 cash compensation values were agreed upon by the Company and Mr. Lobo in his employment offer letter.

•

Mr. Scannell’s 2011 salary was $460,000, a 5.7% increase over 2010, and his 2011 target bonus opportunity was increased to $320,000, a 20.8% increase over 2010. These levels recognized Mr. Scannell’s sustained performance in his role as Group President, MedSurg and Spine and the solid performance of these businesses in 2010.

•

Mr. Carpenter’s 2011 salary was $362,000, a 5.2% increase over 2010, and his 2011 target bonus opportunity was $230,000, an 11.7% increase over 2010. These levels recognized Mr. Carpenter’s lead role in developing our Global Quality and Operations organization as well as his assumption of full responsibility for that organization in 2011.

•

Mr. Fox-Smith’s 2011 salary was increased to $441,150, a 2.0% increase over 2010, and his 2011 target bonus opportunity was increased to $316,200, a 2.0% increase over 2010. These levels reflected the 2010 performance of our international operations for which he was responsible and were believed to be consistent with general market trends and increases.

In addition, stock options and performance stock units were awarded to all of the NEOs except Mr. Lobo in 2011. Mr. Lobo was awarded stock options and restricted stock units in connection with his employment by the Company in April 2011. See “Long-Term Incentive Compensation” beginning on page 20.

2011 Compensation Elements

Each of the compensation elements and its purpose is described below.

Base Salary:    Base salary is provided to our NEOs to compensate them for the basic value of their job, their time and proficiency in the position and the value of their job relative to other positions in the Company. We review each NEO’s salary and performance annually and make decisions about adjustments and amounts. Factors that are considered in determining the executive’s salary include performance, job experience, individual role responsibilities, comparisons among positions internally and market comparison data. Base salary increases for 2011 were initially reviewed with the Compensation Committee in December 2010 and approved by the Compensation Committee in February 2011 and, in the case of Mr. MacMillan, by the independent directors.

Annual Bonus:    The individually structured short-term bonus plans under our Executive Bonus Plan are intended to motivate and reward our NEOs for achieving and exceeding specific annual performance goals. For

Mr. MacMillan, Mr. Hartman and Mr. Carpenter, the primary focus of the 2011 bonus goals was total Stryker performance. In the case of the other NEOs, the main focus was on performance of the business areas for which they were responsible, with specified qualitative measures being additional factors. For 2011, each NEO’s bonus plan, in addition to a target, required a threshold level of performance for each measure that had to be achieved before any bonus could begin to be earned for that measure. Bonus plan payments could have ranged from zero to up to 50% above the target value depending on performance for the year. The following table provides the target bonus, maximum potential bonus reflecting the overachievement award opportunity discussed below, actual bonus payment and actual payment as a percentage of target for each NEO in 2011:

Name	Target Bonus ($)	Maximum Bonus Opportunity ($)	Actual Bonus Payment ($)	Payment as Percentage of Target (%)
Stephen P. MacMillan	1,500,000	2,250,000	1,166,631	78
Curt R. Hartman	375,000	562,500	327,620	87
Kevin A. Lobo(1)	195,700	293,550	162,012	83
Timothy J. Scannell	320,000	480,000	270,123	84
Lonny J. Carpenter	230,000	345,000	210,940	92
Andrew G. Fox-Smith	316,200	474,300	297,050	94

(1)	Reflects prorated amounts as a result of April 2011 employment date.

Each bonus plan included an opportunity to earn an overachievement bonus of up to an additional 50% of target bonus, which is reflected in the maximum bonus opportunity above, if the Company achieved 2011 goals for cash from operations and constant currency sales growth as well as the primary overachievement measure of diluted net earnings per share growth over the prior year (maximum overachievement payout if 15.0% growth in diluted net earnings per share was achieved). In addition, in the case of Mr. Lobo, Mr. Scannell and Mr. Fox-Smith, the group for which he was responsible must have achieved 95% of its operating income goal. The individual NEO bonus plans are discussed in detail later in this section under “2011 Bonus Plans.”

The Compensation Committee recommended Mr. MacMillan’s bonus plan target opportunity and goals and the independent directors approved them at meetings in February 2011. Mr. MacMillan’s actual payment was approved in February 2012 based on his accomplishments as measured under his individual bonus plan. The Compensation Committee reviewed and approved the bonus targets and actual payments for the other NEOs after receiving recommendations from Mr. MacMillan at the Committee meetings in February 2011 and 2012.

Why We Chose Particular Performance Metrics and Goals

We generally established our 2011 bonus goals with a focus on our budget and growth over actual prior year outcomes. Stryker uses sales, earnings, cash from operations and quality and compliance goals as the primary measures in the NEO bonus plans for the following reasons:

•	These are the key measures that are aligned with the objectives of our strategic plan;

•	These metrics focus our NEOs on growth and profitability, which are key to our long-term success;

•	Company-level sales and diluted net earnings per share goals generally align with our annual budget;

•	Quality and compliance are key accountabilities and requirements for a medical technology company; and

•	We believe these are the primary measures our investors monitor in evaluating our performance and making investment decisions regarding Stryker stock.

Historical Analysis of NEO Achievement of Bonus Plan Goals

The following information is useful to an understanding of the difficulty associated with achievement of the goals established for our NEOs in the 2011 bonus plans:

•

A comparison of Stryker’s annualized sales and earnings growth rates over the past five years to those of the other medical technology companies that we use for comparison purposes showed that Stryker outperformed the majority of that group. The fact that we have not significantly overachieved our goals, as demonstrated below, but have exceeded the growth rates of the comparison group tells us that the sales and earnings goals we have established historically were difficult to achieve.

•

On average, over the past five years, Mr. MacMillan, the persons who held the Chief Financial Officer position and the other persons who were our NEOs during those years achieved the goals and bonus payments under their bonus plans as follows:

Bonus Plan Measure	Average Goal Achievement (%)	Range of Goal Achievement (%)	Average Bonus Payment vs. Target (%)	Range of Bonus Payment vs. Target (%)
Sales (Company level)	99	96 to 102	69	0 to 96
Sales (Group/Division level)	98	92 to 105	80	9 to 100
Earnings (Company level)	98	92 to 101	60	0 to 100
Operating income (Group/Division level)	98	88 to 118	81	34 to 100
Cash from operations (Company level)	107	86 to 116	86	28 to 100
Qualitative (CEO)	85	70 to 100	85	70 to 100
Qualitative (CFO)	72	20 to 97	72	20 to 97
Qualitative (Other NEOs)	85	50 to 109	85	50 to 109

The qualitative goals reflected in this table were subjectively evaluated. Quality and compliance goals, which were first introduced as an element of NEO bonus plan goals in 2008, are included for that period.

2011 Bonus Plans

The 2011 annual bonus goals and weightings for each NEO, other than the overachievement factor discussed on page 16, are shown in the tables on pages 18 to 20. The following information is relevant to an understanding of those tables:

•

Threshold is the performance required before any bonus accrues. Results at or below the threshold level result in a zero bonus payment for that performance measure. Results for all quantitative measures are prorated between threshold and target. Meeting the target goal results in the payment of 100% of bonus opportunity for the particular measure.

•

The tables express the goals for quantitative performance measures as a percentage change from 2010 actual results to show the degree of improvement required relative to the prior year to achieve bonus plan payment levels.

•

Bonus plan goals are based upon the Company’s financial results as reported in conformance with U.S. generally accepted accounting principles (GAAP) but may be adjusted at the Committee’s discretion to reflect the impact of specified corporate transactions, accounting or tax changes and other extraordinary or nonrecurring events so that the operating results of the Company or one of its divisions are calculated on a comparative basis from year to year. The table below details the adjustments made to GAAP diluted net earnings per share in 2011 that resulted in the adjusted diluted net earnings per share used in the calculation of the NEOs’ bonus awards.

Item	Period Ending December 31, 2011
Diluted net earnings per share, as reported	$3.45
Acquired inventory “step up” to fair value	$0.25
Acquisition and integration related charges	$0.12
Restructuring and related charges	$0.16
Uncertain income tax position adjustments	($0.26)
Adjusted diluted net earnings per share	$3.72

•

“Cash from operations” is an internal performance measure that adjusts net cash provided by operating activities as reported in our Consolidated Financial Statements for the effect of purchases and sales of property, plant and equipment and the excess income tax benefit for accounting purposes from the exercise of stock options.

•

For performance measures that are qualitative in nature, the determination of performance requires subjective evaluations rather than quantifiable calculations of achievement to the goal. These subjective performance evaluations for 2011 were made by Mr. MacMillan in the case of each of the other NEOs and by the independent directors in the case of Mr. MacMillan, after consideration was given to how the individual or business area had performed with respect to the goal. We consider the threshold payment for qualitative measures to be zero percent.

•

The Board and Compensation Committee may make adjustments to final bonus determinations within the framework of the maximum bonuses that can be awarded under our Executive Bonus Plan. See “Summary Compensation Table — Non-Equity Incentive Plan Compensation” on page 27 and Proposal 4 — Re-Approval of the Material Terms of the Performance Goals Under the Executive Bonus Plan.

Mr. MacMillan — Chairman, President and Chief Executive Officer(1)

	2011 Threshold			2011 Target
Measure	Threshold	Threshold as Percentage Change Over 2010 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target	Target as Percentage Change Over 2010 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Diluted net earnings per share	$3.65	9.6%	0	$3.68	10.5%	40
Cash from operations	$1.148 bil.	-20.2%	0	$1.350 bil.	-6.1%	15
Sales	$6.680 bil.	-8.7%	0	$8.350 bil.	14.1%	10
Quality/Compliance goal(2)	—	—	0	—	—	15
Strategic vision goal(3)	—	—	0	—	—	20

			0%			100%

(1)	Mr. MacMillan resigned as Chairman, President and Chief Executive Officer on February 8, 2012.

(2)	Qualitative assessment of efforts regarding the Company’s quality and compliance goals.

(3)	Qualitative assessment of efforts to achieve significant progress with respect to key elements of the Company’s strategic vision.

Mr. Hartman — Vice President and Chief Financial Officer

	2011 Threshold			2011 Target
Measure	Threshold	Threshold as Percentage Change Over 2010 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target	Target as Percentage Change Over 2010 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Diluted net earnings per share	$3.65	9.6%	0	$3.68	10.5%	40
Cash from operations	$1.148 bil.	-20.2%	0	$1.350 bil.	-6.1%	15
Sales	$6.680 bil.	-8.7%	0	$8.350 bil.	14.1%	10
Quality/Compliance goal(1)	—	—	0	—	—	25
Finance function goal(2)	—	—	0	—	—	10

			0%			100%

(1)	Qualitative assessment of efforts regarding the Company’s quality and compliance goals.

(2)	Qualitative assessment of efforts to significantly improve the effectiveness and efficiency of the Company’s Finance function.

Mr. Lobo — Group President, Orthopaedics

	2011 Threshold		2011 Target
Measure(1)	Threshold as Percentage Change Over 2010 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target as Percentage Change Over 2010 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating income	-13.6%	0	8.0%	50
Sales	-12.1%	0	9.8%	25
Quality/Compliance goal(2)	—	0	—	25

		0%		100%

(1)	Goals are specific to the Orthopaedics Group reporting to Mr. Lobo.

(2)	Qualitative assessment of efforts regarding the Orthopaedics Group’s quality and compliance goals.

Mr. Scannell — Group President, MedSurg and Spine

	2011 Threshold		2011 Target
Measure(1)	Threshold as Percentage Change Over 2010 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target as Percentage Change Over 2010 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating income	-1.5%	0	23.1%	50
Sales	-9.8%	0	12.7%	25
Quality/Compliance goal(2)	—	0	—	25

		0%		100%

(1)	Goals are specific to the MedSurg and Spine Group reporting to Mr. Scannell.

(2)	Qualitative assessment of efforts regarding the MedSurg and Spine Group’s quality and compliance goals.

Mr. Carpenter — Group President, Global Quality and Operations

	2011 Threshold			2011 Target
Measure	Threshold	Threshold as Percentage Change Over 2010 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target	Target as Percentage Change Over 2010 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Diluted net earnings per share	$3.65	9.6%	0	$3.68	10.5%	40
Cash from operations	$1.148 bil.	-20.2%	0	$1.350 bil.	-6.1%	15
Sales	$6.680 bil.	-8.7%	0	$8.350 bil.	14.1%	10
Quality/Compliance goal(1)	—	—	0	—	—	25
Functional goal(2)	—	—	0	—	—	10

			0%			100%

(1)	Qualitative assessment of efforts regarding the Company’s quality and compliance goals.

(2)	Effectively execute upon the implementation of the Global Quality and Operations organization.

Mr. Fox-Smith — Advisor to the Chief Executive Officer and Former Group President, International(1)

	2011 Threshold		2011 Target
Measure(2)	Threshold as Percentage Change Over 2010 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target as Percentage Change Over 2010 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating income	-11.7%	0	10.4%	50
Sales	-9.9%	0	12.6%	25
Compliance goal(3)	—	0	—	25

		0%		100

(1)

Mr. Fox-Smith resigned as Group President, International effective August 31, 2011 and continued to be employed as Advisor to the Chief Executive Officer until March 1, 2012. He remained eligible to receive an annual bonus for 2011 based on the goals established in February 2011.

(2)	Goals are specific to the International Group, which reported to Mr. Fox-Smith.

(3)	Qualitative assessment of efforts regarding the International Group’s compliance goals.

Long-Term Incentive Compensation:    Stryker’s long-term incentive awards have historically been nonqualified stock options, the ultimate value of which is dependent on increases in our stock price. In 2009, our NEOs, other than Mr. MacMillan, and other members of the executive leadership team were awarded restricted stock units as well as stock options. In 2010, the long-term incentive awards to our NEOs and other members of the executive leadership team consisted solely of stock options. Our NEOs and other members of our executive leadership team were awarded stock options and performance stock units in 2011, except for Mr. Lobo who received a grant of stock options and restricted stock units in connection with his employment by the Company in April 2011. Mr. Lobo was granted restricted stock units to create a retention incentive and we believe that the grant immediately assisted with aligning Mr. Lobo’s financial interests with those of our shareholders. The stock options granted on February 9, 2011 to our NEOs have an exercise price of $59.70 per share. Mr. Lobo’s stock options were granted on April 26, 2011 and have an exercise price of $58.02. The options granted to the NEOs have ten-year terms, vest as to 20% of the underlying shares on each of the first five anniversaries of the grant date and are subject to the other terms and conditions generally applicable to options granted to other officers and key employees. The performance stock units granted to the NEOs in 2011 will be earned based on the achievement of pre-established three-year average adjusted diluted net earnings per share goals as well as sales growth performance relative to a comparison group of companies over the 2011 to 2013 performance period. The performance stock units will be settled in Common Stock in March 2014 following the completion of the three-year performance period. Mr. Lobo’s restricted stock units award granted in 2011 vests 100% upon the third anniversary of the grant date. The details of the 2011 stock awards grants to the NEOs are provided in the “2011 Grants of Plan-Based Awards” tables (beginning on page 28). Stock awards in 2010 and 2011 for other key employees consisted of stock options and restricted stock units.

Stock options, performance stock units and restricted stock units are granted to provide employees with a personal financial interest in Stryker’s long-term success, encourage retention through vesting provisions and enable us to compete for the services of employees in an extremely competitive market and industry. Objectives of the long-term incentive portion of our compensation package include:

•	Aligning the personal and financial interests of management and other employees with shareholder interests;

•	Balancing short-term decision-making with a focus on improving shareholder value over the long-term; and

•	Providing a means to attract, reward and retain a skilled management team.

Our awards of nonqualified stock options have ten-year terms and typically vest 20% of the underlying shares per year over five years from the grant date, with exercise prices equal to the closing price on the last market trading day before the grant date. Our plans prohibit re-pricing options without shareholder approval and do not include a “reload” feature, which means the recipient is only able to exercise the option for the number of shares in the original stock option grant. The performance stock units, which were awarded for the first time in 2011, will be earned based on the achievement of pre-established goals for a three-year performance period and vest in March of the year following the completion of the performance period. The number of performance stock units ultimately earned can range from 0% to 200% of the target award. In addition, recipients of performance stock units are entitled to dividend equivalents that will be converted into additional performance stock units based on the fair market value of a share of Common Stock on the dividend payment date. Awards of restricted stock units typically vest 33% of the units per year over three years from the grant date. In certain instances, the vesting of restricted stock units may be altered due to retention considerations, such as in the case of Mr. Lobo in 2011, in which his award of restricted stock units vests 100% on the third anniversary of the grant date.

Management makes recommendations to the Compensation Committee about the stock award levels and terms. The stock award levels for the NEOs other than Mr. MacMillan were approved by the Compensation Committee after receiving recommendations from Mr. MacMillan. A number of factors are considered in determining the stock award levels for the NEOs, but the final award is ultimately a subjective decision. While the Compensation Committee did not apply specific performance measures or weightings to determine the individual NEO awards of stock options and performance stock units (or, in the case of Mr. Lobo, stock options and restricted stock units) in 2011, factors considered included the level of responsibility and position within the Company, demonstrated performance over time, value to our future success, the level of retention value from prior awards, Company or business area performance in recent years, comparisons among positions internally and market comparison data. We also considered, in the aggregate for the Company, share availability under our equity plans, the financial expense of stock awards and potential shareholder dilution. We monitor overhang (a measure of potential earnings dilution from stock awards) as well as run rate (the rate at which stock awards are being awarded from our equity plans) as additional inputs to our stock award decisions.

Retirement Plans:    We offer a defined contribution 401(k) plan — the Stryker Corporation 401(k) Savings and Retirement Plan (“401(k) Plan”) — that is available to all eligible U.S. employees, including the NEOs other than Mr. Fox-Smith, as well as a nonqualified supplemental defined contribution plan — the Stryker Corporation Supplemental Savings and Retirement Plan (“Supplemental Plan”) — in which certain employees, including the NEOs other than Mr. Fox-Smith, may participate. The purpose of these Plans is to assist our employees and executives with retirement income savings and increase the attractiveness of employment at Stryker. The Supplemental Plan is designed to provide a consistent level of benefit as a percentage of current compensation by restoring benefits that would otherwise be limited due to the covered compensation limits under the tax-qualified 401(k) Plan. The amounts of the Company’s matching contribution to the accounts of each NEO are determined by the NEO’s eligible compensation and individual contribution rate. The Company has historically made a discretionary contribution in March of each year equal to 7% of the prior year’s eligible compensation for all employees eligible under the 401(k) and Supplemental Plans, including the NEOs. The amounts contributed under the Supplemental Plan for 2011 on behalf of each NEO and his account balance under the Supplemental Plan, along with a description of the 401(k) and Supplemental Plans, are provided in the “2011 Nonqualified Deferred Compensation” table and the narrative following the table (see page 32).

Mr. Fox-Smith did not participate in the 401(k) and Supplemental Plans because he is not an eligible U.S. employee. The Company made contributions on behalf of Mr. Fox-Smith to the government pension program — the Provident Fund — in Hong Kong as mandated by law, as well as discretionary Company contributions to the Provident Fund. Contributions to the Provident Fund are also made for other Hong Kong-based employees on a similar basis. We have defined benefit programs for some employees in certain international locations; however, no NEO participates in any defined benefit plan sponsored by Stryker.

Health and Welfare Benefits Plans:    We provide benefits, such as medical, prescription, dental, vision, life insurance and disability coverage, to each NEO under the same benefits plans that we offer to all our eligible U.S.-based employees or, in the case of Mr. Fox-Smith, to our Hong Kong-based employees. The benefits plans are part of our overall total compensation offering and provide appropriate healthcare coverage and security for our employees and their families at costs affordable to the Company. The Company does not pay for any form of post-retirement healthcare benefits for any employee.

Perquisites:    We provide perquisites and personal benefits based on considerations unique to each NEO position. We believe our practices regarding perquisites are conservative. In 2011, we paid for costs associated with an executive physical examination for all of our NEOs. Each of our NEOs, except Mr. Lobo, who was not employed by the Company at the time, participated in a business planning meeting in 2011 and the spouses of all the participating NEOs except Mr. Hartman accompanied them. We determined under SEC disclosure rules that a personal benefit should be attributed for certain meeting expenses, including the full incremental costs for their spouses. In early 2011, the Board of Directors, excluding Mr. MacMillan, approved a policy regarding the personal use of Company aircraft by Mr. MacMillan and his immediate family members. The policy was established to maximize the efficient use of Mr. MacMillan’s travel time as well as to ensure his personal safety and security. Mr. MacMillan was the only Stryker executive officer allowed to use Company aircraft for personal use during 2011. Such personal use, including attendance at outside board meetings that is considered personal use under SEC disclosure rules, was subject to annual hour and aggregate incremental cost limitations determined by the Board of Directors. The benefit to Mr. MacMillan associated with personal use of Company aircraft was imputed as income for tax purposes at Standard Industry Fare Level rates and he was responsible for paying the associated taxes. We provided Mr. Lobo with relocation assistance in connection with his employment in 2011. As a portion of the relocation benefits were considered personal income, Mr. Lobo received a tax equalization payment in 2011 to offset the income taxes on certain portions of the relocation benefits. In addition, we determined under the Internal Revenue Code and SEC disclosure rules that a personal benefit should be attributed to Mr. Lobo for certain meeting expenses associated with attending and presenting at an Orthopaedics division sales force meeting in 2011. We provided Mr. Fox-Smith a Company-leased automobile, including tolls, parking and fuel, business and social club memberships, certain basic housing and utilities allowances, equalization education allowances for his children, payment of the travel expenses associated with home leave, and payment of tax preparation services related to his expatriate assignment. We also provided Mr. Fox-Smith with supplemental life insurance coverage for which we paid the premiums. The benefits and perquisites provided to Mr. Fox-Smith were in accordance with our understanding of customary practice for executive level expatriates in the Hong Kong market. The values of the above perquisites and other personal benefits are included in the “All Other Compensation” column of the “Summary Compensation Table” (see page 26) for 2011.

Impact of Decisions Regarding One Compensation Element on Decisions Regarding Other Compensation Elements

Our practice is to review each NEO’s compensation elements individually and monitor the total of the various elements. We consider each element and the total against our compensation objectives as stated in our Executive Compensation Philosophy. Decisions related to one compensation element (e.g., bonus payment earned) generally do not materially affect decisions regarding any other element (e.g., stock award grants) because the objectives of each element differ. For example, we intend bonus payments to reward short-term performance for achievement of annual bonus plan goals, while we make decisions related to stock awards to align the interests of the recipients with the Company’s long-term performance and enhance our retention hold on recipients.

Our 401(k) and Supplemental Plans are funded on an annual basis and do not result in potential future liabilities to the Company. Decisions about these plans do not impact decisions related to salary or bonus decisions for our NEOs and vice versa. Decisions about other compensation elements are not specifically factored into decisions related to severance arrangements and termination agreements.

Positions at higher levels at Stryker generally have a greater emphasis on variable pay elements of bonus and stock awards, although no specific formula, schedule or structure is currently applied in establishing the percentage of total compensation delivered through any compensation element.

Executive and Non-Employee Director Stock Ownership Guidelines

Encouraging long-term ownership of Stryker stock among our management and directors is an important aspect of our executive compensation policies and practices. This reflects our conviction that all senior executives and non-employee directors should have meaningful share ownership positions in the Company to reinforce the alignment of the interests of management and our shareholders. Stryker has a stock ownership guideline policy in place for all non-employee directors and corporate officers, including the NEOs, and operating division presidents and vice presidents. The Compensation Committee periodically reviews the guideline requirements to ensure they continue to be appropriate. The Compensation Committee receives an annual update from management on the progress toward the ownership goals. The guidelines include a requirement that 25% of the net shares from option exercises not be sold until the participant exceeds the applicable ownership guideline. Executives and non-employee directors in compliance with the ownership guidelines may generally exercise stock options and sell the underlying shares, once vested, as long as they continue to meet the ownership guidelines. Mr. MacMillan received a special 1,000,000 share stock option grant in 2006 that required that at least 5,000 options be exercised within a year of each of the first eight anniversaries of the grant or any of the 5,000 options that have not been exercised will expire. Under the terms of the special grant, any of the minimum 5,000 shares that were acquired, net of any shares withheld for payment of income taxes, had to be held as long as he was President and Chief Executive Officer. Mr. MacMillan exercised the minimum 5,000 options that became available in 2007, forfeited 5,000 options that became available in 2008 because the market price was below the exercise price and exercised the minimum 5,000 options that became available in 2009, 2010, 2011 and 2012. Our stock ownership requirements are:

Position	Market Value of Stock Owned	Expected Time Period to Comply
Non-Employee Directors	5 times annual Board retainer	5 years
Chief Executive Officer	5 times salary	3 years
Corporate Officers	3 times salary	5 years

For stock ownership guideline calculation purposes, stock owned includes shares owned outright, including 401(k) Plan shares, as well as restricted stock units awarded using an estimate of the net number of shares to be received after taxes, but does not include stock options or outstanding performance stock units. As of the Company’s last annual measurement date of September 30, 2011, all of our non-employee directors and all of the NEOs, except Mr. MacMillan, were at or above the applicable stock ownership guideline requirement or projected to be by their targeted compliance date. As of December 31, 2011, Mr. MacMillan satisfied the ownership requirement.

Our NEOs are prohibited from hedging any economic risk that may be associated with their ownership in Stryker stock. Our Insider Trading Policy prohibits the use of derivative securities (e.g., put or call options) or short sales or “selling short against the box” (short selling securities that a person already owns).

Employment Agreements and Severance Policy

We generally do not provide employment agreements, with the exception of unique circumstances or if such agreements are customary in foreign countries. The compensation elements for Mr. Fox-Smith as an expatriate were set forth in memorandum agreements with him and are presented throughout the Executive Compensation section of this proxy statement. These provisions were superseded by an agreement we entered into with Mr. Fox-Smith in connection with his resignation as Group President, International effective August 31, 2011. Pursuant to that agreement, Mr. Fox-Smith served as Advisor to our Chief Executive Officer through March 1, 2012. Mr. Fox-Smith was paid $175,000 on March 1, 2012 and will receive an additional $175,000 on September 1, 2012. Mr. Fox-Smith continued to receive his normal salary, allowances and other contractual benefits until March 1, 2012 and was eligible for an annual bonus for 2011 based on the goals established in February 2011 but did not receive a stock award in February 2012 and is not eligible for a bonus payment for the 2012 performance year.

We have no employment or severance agreement in place with any currently employed NEO. In the U.S., we maintain a discretionary severance policy for all eligible employees, which could potentially include the NEOs, which generally provides for two weeks of salary for each year of service up to a maximum payment of one year’s salary for eligible employees. Our discretionary severance policy permits us to increase the payment amount if circumstances warrant, which we did in connection with a reduction of our workforce announced in 2011. In addition, we may elect to pay severance to NEOs outside the terms of the policy. In prior years, certain former NEOs with long and successful careers with us expressed their desire to remain employed in roles with meaningful, yet reduced, responsibilities. These requests were considered and agreed to and in each instance the employee’s compensation was reduced when the change in role occurred. We may choose to approve similar work arrangements with other NEOs in the future or make other arrangements. In connection with Mr. MacMillan’s resignation as Chairman, President and Chief Executive Officer on February 8, 2012, we have entered into a Resignation Agreement and General Release with him that establishes certain material rights and obligations of the Company and Mr. MacMillan. See “Resignation Agreement with Mr. MacMillan” beginning on page 35.

Company Tax and Accounting Issues

In general, consideration is given to the tax and accounting treatment of our compensation plans at the time of developing the plans, when making changes to plans, in light of any regulatory changes or when making specific compensation decisions related to individual elements. The considered accounting treatments include any that may apply to amounts awarded or paid to our NEOs. The tax considerations include Sections 162(m) and 409A of the Internal Revenue Code.

Deductibility of Executive Compensation:    In evaluating the compensation programs covering our NEOs and making decisions related to payments, the Compensation Committee considers the potential impact on the Company of Section 162(m) of the Internal Revenue Code. Section 162(m) eliminates the deductibility of compensation over $1 million paid to NEOs, other than the principal financial officer, excluding “performance-based compensation” meeting certain requirements. The Compensation Committee generally intends to maximize deductibility of compensation under Section 162(m) of the Internal Revenue Code to the extent consistent with our overall compensation program objectives, while also maintaining maximum flexibility in the design of our compensation programs and in making appropriate payments to executives. Accordingly, the Compensation Committee may choose to authorize compensation that does not meet the requirements of Section 162(m) if it determines such payments are appropriate, and it has done so in the case of Mr. MacMillan and Mr. Lobo.

Our individual NEO bonus plans, as summarized on pages 18 to 20, are operated within the structure of the Executive Bonus Plan, which was approved by our shareholders in 2007 and for which we are seeking re-approval of the material terms of the performance goals at the 2012 annual meeting of shareholders and is designed to meet the requirements of Section 162(m) of the Internal Revenue Code. Our stock option and performance stock unit awards, which are granted pursuant to our shareholder approved equity compensation plans, are also designed to meet the requirements of Section 162(m) so as to preserve our deduction for compensation resulting from NEO stock option exercises and the vesting of performance stock units.

Share-Based Compensation:    We account for compensation expense from our stock awards in accordance with the Compensation — Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB Codification”) that requires companies to measure the cost of employee stock awards based on the grant-date fair value and recognize that cost over the period during which a recipient is required to provide services in exchange for the stock awards, typically the vesting period. We consider the Company’s compensation expense when determining and making stock awards.

2012 Compensation Decisions

The table below summarizes the 2012 compensation decisions for the 2011 NEOs who continue to be employed by the Company. These decisions will be more fully discussed in the proxy statement for our 2013 annual meeting.

Name	Annualized Base Salary ($)	Target Bonus ($)(1)	Number of Stock Options (#)(2)	Number of Performance Stock Units at Target (#)(3)	Number of Restricted Stock Units (#)(4)
Curt R. Hartman(5)(6)	520,417	388,125	37,780	12,594	12,000
Kevin A. Lobo	455,000	300,000	27,985	9,328	12,000
Timothy J. Scannell	506,667	375,000	36,100	12,034	12,000
Lonny J. Carpenter	406,333	300,000	27,985	9,328	12,000

(1)	Each NEO bonus plan for 2012 includes an opportunity to earn an overachievement bonus of up to an additional 50% of target bonus.

(2)

On February 21, 2012, the Compensation Committee approved stock awards to our NEOs and other key employees and the independent directors of our Board approved stock awards to Mr. Hartman. Stock options to purchase shares of the Company’s Common Stock were granted at an exercise price of $53.60 per share (the closing price as reported by the NYSE Composite Transactions on February 17, 2012, the last market trading day before the grant date).

(3)	In addition to granting stock option awards, we granted performance stock unit awards to our NEOs. Key design features for the 2012 performance stock units include the following:

•

Awards will be earned based on the achievement of pre-established three-year average adjusted diluted net earnings per share goals as well as sales growth performance relative to a comparison group of companies;

•	Payout range of 0% to 200% of the target award; and

•	Settled in Common Stock in early 2015 following the completion of the three-year performance period.

(4)

Restricted stock units were granted to our NEOs on February 21, 2012. The vesting schedule for the restricted stock units is 25% on March 21, 2013; 25% on March 21, 2014; and the remaining 50% on March 21, 2015.

(5)	Mr. Hartman’s base salary has been increased to the annualized rate of $750,000 for the period during which he serves as Interim Chief Executive Officer.

(6)

Mr. Hartman’s 2012 target bonus has been increased to $750,000 for the period during which he serves as Interim Chief Executive Officer, with the actual bonus payment to be prorated based on the length of such period.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, on the basis of such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:

Howard L. Lance, Chair

Howard E. Cox, Jr.

Roch Doliveux, DVM

Members of the Compensation Committee

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation awarded to, earned by or paid to the Company’s NEOs during each of the last three fiscal years or such shorter period that they were NEOs. The additional tables that follow the Summary Compensation Table are intended to be supporting presentations to the Summary Compensation Table. Most compensation elements in the supporting tables are aggregated and included in the Summary Compensation Table. You should refer to the section entitled “Compensation Discussion and Analysis” beginning on page 10 to help you understand the compensation practices and programs resulting in the compensation elements in these tables. A narrative description of the material factors necessary to understand the information in the Summary Compensation Table is provided following the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Stephen P. MacMillan	2011	1,250,000	0	3,598,000	3,109,846	1,166,631	418,379	9,542,856
Chairman, President and	2010	1,200,000	0	0	1,905,600	1,375,734	225,198	4,706,532
Chief Executive Officer(1)	2009	1,200,000	0	0	1,963,500	540,000	208,494	3,911,994
Curt R. Hartman	2011	500,000	0	719,624	621,952	327,620	99,943	2,269,139
Vice President and Chief	2010	430,000	34,540	0	1,090,480	295,460	60,858	1,911,338
Financial Officer	2009	410,000	9,212	607,500	1,112,650	114,038	59,767	2,313,167
Kevin A. Lobo	2011	288,750	0	479,678	428,417	162,012	950,821	2,309,678
Group President,
Orthopaedics(2)
Timothy J. Scannell	2011	460,000	0	687,625	594,346	270,123	98,437	2,110,531
Group President,	2010	435,000	0	0	1,090,480	295,180	61,568	1,882,228
MedSurg and Spine	2009	415,000	0	607,500	1,112,650	124,710	65,599	2,325,459
Lonny J. Carpenter	2011	362,000	0	533,061	460,702	210,940	76,632	1,643,335
Group President, Global Quality and Operations
Andrew G. Fox-Smith	2011	441,497	0	704,878	609,224	297,050	471,220	2,523,869
Advisor to the Chief	2010	431,458	0	0	1,186,633	311,823	382,167	2,312,081
Executive Officer and Former Group President, International(3)	2009	412,261	9,720	607,500	1,210,825	147,409	379,340	2,767,055

(1)

On February 8, 2012, Mr. MacMillan resigned as Chairman, President and Chief Executive Officer. See “Resignation Agreement with Mr. MacMillan” beginning on page 35 for a discussion of certain payments to be made to him and the treatment of the stock awards previously granted to him as a result of his resignation. Except as set forth under that heading or otherwise specifically indicated, the discussion in this proxy statement regarding the various elements of Mr. MacMillan’s compensation does not reflect changes resulting from his resignation.

(2)	Mr. Lobo became an employee of the Company on April 25, 2011.

(3)

Mr. Fox-Smith resigned as Group President, International effective August 31, 2011 and continued to be employed as Advisor to the Chief Executive Officer until March 1, 2012. USD amounts in this proxy statement with respect to Mr. Fox-Smith have been calculated using an exchange rate of one USD equaling 7.7844 HKD, the average of the 2011 monthly average exchange rates.

Salary.    The Salary column represents the base salary paid to the NEO during the reported year. This column includes the portion of salary payments deferred into our 401(k) and Supplemental Plans.

Bonus.    The Bonus column reflects discretionary cash payments other than under our Executive Bonus Plan. The discretionary payment to Mr. Hartman for 2010 reflects his efforts in connection with our acquisition of the

Neurovascular division of Boston Scientific Corporation and the associated integration planning and the successful divestiture of our OP-1 product family. The discretionary payment to Mr. Hartman for 2009 acknowledges his efforts on initiatives to streamline and improve the efficiency of the Company’s IT functions. The discretionary payment to Mr. Fox-Smith for 2009 recognized the strength of the year-end results among our International businesses. Payments under our individual NEO bonus plans under our Executive Bonus Plan are reflected in the Non-Equity Incentive Plan Compensation column and discussed below under that heading.

Stock Awards.    The Stock Awards column represents the aggregate grant-date fair value of restricted stock units and performance stock units, calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. The grant-date fair value of restricted stock units is determined based on the number of shares granted and the closing price of our Common Stock on the last market trading day before the grant date less anticipated dividends. The grant-date fair value of performance stock units is determined based on the target number of shares granted and the closing price of our Common Stock on the last market trading day before the grant date. The grant-date fair value for the 2011 performance stock unit awards, if earned at maximum levels, was $7,195,999, $1,439,248, $1,375,249, $1,066,123 and $1,409,756 for Mr. MacMillan, Mr. Hartman, Mr. Scannell, Mr. Carpenter and Mr. Fox-Smith, respectively.

Option Awards.    The Option Awards column represents the aggregate grant-date fair value of stock option awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. Stock option values are derived using the Black-Scholes option pricing model using the assumptions that are discussed in the narrative following the “2011 Grants of Plan-Based Awards” tables beginning on page 28.

Non-Equity Incentive Plan Compensation.    The Non-Equity Incentive Plan Compensation column reflects the bonus plan amounts earned by the NEOs during the reported year and paid in February of the following year under our Executive Bonus Plan. This column also includes any portion of such payments that each NEO deferred into the 401(k) and Supplemental Plans. The 2011 amount for Mr. Lobo includes an upward adjustment of $15,000 acknowledging his expanded role and efforts after assuming responsibility for our Orthopaedics Group. The 2011 amount for Mr. Carpenter includes an upward adjustment of $10,000 in recognition of the successful organization of the Global Quality and Operations Group.

All Other Compensation.    The All Other Compensation column includes the following items for 2011:

•

Stryker 401(k) Plan and Supplemental Plan matching contributions and discretionary contributions made in March 2012 pertaining to the 2011 Plan year, in amounts of $288,831, $91,300, $23,072, $83,070 and $59,504 for Mr. MacMillan, Mr. Hartman, Mr. Lobo, Mr. Scannell and Mr. Carpenter, respectively. As Mr. Lobo’s employment with Stryker began in 2011, he was not eligible to receive Supplemental Plan matching and discretionary contributions pertaining to the 2011 Plan year;

•	All perquisites and personal benefits received by each NEO even though the amounts for any NEO could have been excluded under the SEC disclosure rules if the total was less than $10,000;

•

Perquisites and personal benefits included for Mr. MacMillan consisted of costs associated with an executive physical examination, certain expenses related to an off-site business planning meeting, including expenses incurred by Mr. MacMillan’s spouse who accompanied him on the trip, and the aggregate incremental cost for personal use of our corporate aircraft by Mr. MacMillan ($112,830). In 2011, Mr. MacMillan’s spouse, family members or other guests accompanied him on eight trips using Company aircraft. The incremental cost is based on the average variable operating cost, which includes the cost of fuel, aircraft maintenance, engine reserves, crew travel, landing fees, ramp fees and other miscellaneous variable costs. Because the Company’s corporate aircraft is used primarily for business travel, we excluded from this calculation pilot salaries, insurance, depreciation and other fixed costs that do not change based on usage. The benefit to Mr. MacMillan associated with personal use of Company aircraft was imputed as 2011 income for tax purposes at Standard Industry Fare Level rates and he paid the associated taxes;

•	In Mr. Hartman’s case, the perquisites and personal benefits include costs associated with an executive physical examination and certain expenses related to an off-site business planning meeting;

•

In Mr. Lobo’s case, the perquisites and personal benefits include costs associated with an executive physical examination, a personal benefit attributed to certain meeting expenses associated with attending and presenting at an Orthopaedics division sales force meeting in 2011 and expenses related to relocation ($678,856). Mr. Lobo also received tax gross-up payments relating to the reimbursement of a portion of his relocation expenses totaling $240,514 (see description under “Perquisites” beginning on page 21);

•

In Mr. Scannell’s case, the perquisites and personal benefits include costs associated with an executive physical examination and certain expenses related to an off-site business planning meeting, including expenses incurred by Mr. Scannell’s spouse who accompanied him on the trip;

•

In Mr. Carpenter’s case, the perquisites and personal benefits include costs associated with an executive physical examination and certain expenses related to an off-site business planning meeting, including expenses incurred by Mr. Carpenter’s spouse who accompanied him on the trip; and

•

In Mr. Fox-Smith’s case, the perquisites and personal benefits include costs associated with an executive physical examination, certain expenses related to an off-site business planning meeting, including expenses incurred by Mr. Fox-Smith’s spouse who accompanied him on the trip, supplemental life and disability insurance premiums ($2,288), Company-leased automobile ($27,272) plus tolls, parking and fuel, business and social club memberships, certain basic housing allowances — rent, fees, and utilities ($252,492), medical insurance coverage, equalization of reasonable education allowances for his children ($80,150), payment of the travel expenses associated with home leave, tax preparation services related to his expatriate assignment and payments to the Hong Kong government pension programs ($52,749).

The Compensation Committee has directed that the Company avoid the use of tax gross-ups on perquisites and personal benefits for NEOs except in isolated cases where particular circumstances warrant. Tax gross-ups provided to any NEO in 2011 were limited to certain relocation expenses.

Primary Compensation Elements.    The following table indicates the percentages of our three primary compensation elements of salary, actual bonus and stock awards, consisting of performance stock units (restricted stock units in Mr. Lobo’s case) and stock options, in relation to the total of such elements for each NEO for 2011:

Name	Salary (%)	Bonus Plan Payment (%)	Performance Stock Units Grant-Date Value (%)(1)	Restricted Stock Units Grant-Date Value (%)(1)	Stock Option Grant- Date Value using Black- Scholes (%)(1)
Stephen P. MacMillan	14	13	39	0	34
Curt R. Hartman	23	15	33	0	29
Kevin A. Lobo	21	12	0	35	32
Timothy J. Scannell	23	13	34	0	30
Lonny J. Carpenter	23	14	34	0	29
Andrew G. Fox-Smith	22	14	34	0	30

(1)

Uses aggregate grant-date fair value in accordance with the Compensation — Stock Compensation Topic of the FASB Codification for 2011 awards of performance stock units, restricted stock units and stock option grants. See “2011 Grants of Plan-Based Awards” below.

2011 Grants of Plan-Based Awards

The tables below set forth additional information regarding the range of annual bonus plan payout potential for 2011, the range of payout potential for performance stock unit awards granted in 2011 and the restricted stock units and stock options granted to the NEOs in 2011 that are disclosed in the Summary Compensation Table.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephen P. MacMillan	2-9-11	243,750	1,500,000	2,250,000	30,134	60,268	120,536
Curt R. Hartman	2-9-11	60,938	375,000	562,500	6,027	12,054	24,108
Kevin A. Lobo	4-26-11	36,694	195,700	293,550	—	—	—
Timothy J. Scannell	2-9-11	60,000	320,000	480,000	5,759	11,518	23,036
Lonny J. Carpenter	2-9-11	37,375	230,000	345,000	4,465	8,929	17,858
Andrew G. Fox-Smith	2-9-11	59,288	316,200	474,300	5,904	11,807	23,614

Name	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on Grant Date ($/sh)	Grant-Date Fair Value of Stock and Option Awards ($)
Stephen P. MacMillan	—	180,805	59.70	59.80	6,707,846
Curt R. Hartman	—	36,160	59.70	59.80	1,341,576
Kevin A. Lobo	8,618	25,855	58.02	58.33	908,095
Timothy J. Scannell	—	34,555	59.70	59.80	1,281,971
Lonny J. Carpenter	—	26,785	59.70	59.80	993,763
Andrew G. Fox-Smith	—	35,420	59.70	59.80	1,314,102

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards.    Amounts in these columns represent the possible range (threshold to target to maximum) of cash payments possible under the 2011 individual bonus plans for the NEOs under our Executive Bonus Plan. Bonus payments would have been zero if performance had been below threshold. The “Summary Compensation Table” on page 26 shows the actual non-equity incentive plan payments received for 2011.

Estimated Possible Payouts Under Equity Incentive Plan Awards.    Amounts in these columns represent the possible range (threshold to target to maximum) of performance stock units, which will be settled in shares of Common Stock, that would be earned based on the achievement of pre-established goals for the 2011-2013 performance period. The number of performance stock units earned could be zero if performance is below threshold.

All Other Stock Awards: Number of Shares of Stock or Units, All Other Option Awards: Number of Securities Underlying Options, Exercise or Base Price of Option Awards and Closing Market Price on the Date of Grant.    The awards of restricted stock units and stock option grants are shown in number of shares. The exercise or base price of all option awards is the closing market price of our Common Stock on the last market trading day before the grant date in accordance with the terms of our equity-based compensation plans.

Grant-Date Fair Value of Stock and Option Awards.    This column represents the aggregate grant-date fair value of each stock option, restricted stock unit and performance stock unit granted in 2011, calculated in accordance with the provisions of the Compensation — Stock Compensation Topic of the FASB Codification, and does not allocate the expense to each vesting period. Mr. Lobo’s restricted stock unit award vests 100% upon the third anniversary of grant, April 26, 2014. The 2011 performance stock unit awards, if earned based on achievement of the pre-established goals, vest 100% on March 21, 2014. The actual value an NEO realizes from the awards of restricted stock units or performance stock units will depend on the price of our Common Stock on the date of vesting and, in the case of performance stock units, the number of shares earned.

The stock option values throughout this proxy statement, unless otherwise noted, have been calculated using the Black-Scholes option pricing model and the assumptions for each year as set forth in the following table:

Black-Scholes Model Assumptions(1)(2)	2011	2010	2009
Risk-free interest rate	2.92%	3.05%	2.54%
Expected dividend yield	1.39%	1.41%	0.70%
Expected stock price volatility	26.9%	28.6%	27.7%
Expected option life	6.9 years	6.8 years	6.8 years

(1)

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. Expected stock price volatility is based on historical volatility of the Company’s stock. The expected option life, representing the period of time that options are expected to be outstanding, is based on historical option exercise and employee termination data.

(2)

The Black-Scholes assumptions associated with Mr. Lobo’s April 26, 2011 grant are a risk-free interest rate of 2.61%, expected dividend yield of 1.39%, expected stock price volatility of 27.2% and expected option life of 6.9 years.

Stock option awards have a 10-year term and generally become exercisable as to 20% of the underlying shares on each of the first five anniversary dates of the date of grant. The actual value an NEO realizes from the stock option grants will depend on the difference between the market price of the underlying shares at exercise and the exercise price of the option that was established at the time of grant.

Outstanding Equity Awards at 2011 Fiscal Year-End

This table sets forth information as to unexercised options, unvested restricted stock units and unvested performance stock units held by the NEOs at December 31, 2011 (dollar values, except option exercise price, are based on the closing price as reported by the NYSE Composite Transactions on December 30, 2011):

		Option Awards(1)				Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(4)
Stephen P. MacMillan	10-14-03	200,000	0	38.83	10-13-13	—	—	—	—
	3-05-04	100,000	0	45.21	3-04-14	—	—	—	—
	4-22-05	150,000	0	48.27	4-21-15	—	—	—	—
	2-07-06	480,000	500,000	46.85	2-06-16	—	—	—	—
	2-10-09	60,000	90,000	42.00	2-09-19	—	—	—	—
	2-23-10	24,000	96,000	53.09	2-22-20	—	—	—	—
	2-09-11	0	180,805	59.70	2-08-21	—	—	120,536	5,991,845
Curt R. Hartman	4-29-02	15,000	0	26.40	4-28-12	—	—	—	—
	10-14-03	48,000	0	38.83	10-13-13	—	—	—	—
	3-05-04	42,000	0	45.21	3-04-14	—	—	—	—
	4-22-05	44,000	0	48.27	4-21-15	—	—	—	—
	2-07-06	50,000	0	46.85	2-06-16	—	—	—	—
	2-14-07	36,000	9,000	62.65	2-13-17	—	—	—	—
	2-12-08	26,400	17,600	67.80	2-11-18	—	—	—	—
	2-10-09	34,000	51,000	42.00	2-09-19	7,500	372,825	—	—
	2-23-10	13,734	54,936	53.09	2-22-20	—	—	—	—
	2-09-11	0	36,160	59.70	2-08-21	—	—	24,108	1,198,409
Kevin A. Lobo	4-26-11	0	25,855	58.02	4-25-21	8,618	428,401	—	—
Timothy J. Scannell	10-14-03	40,000	0	38.83	10-13-13	—	—	—	—
	3-05-04	36,000	0	45.21	3-04-14	—	—	—	—
	4-22-05	40,000	0	48.27	4-21-15	—	—	—	—
	2-07-06	50,000	0	46.85	2-06-16	—	—	—	—
	2-14-07	37,600	9,400	62.65	2-13-17	—	—	—	—
	2-12-08	29,040	19,360	67.80	2-11-18	—	—	—	—
	2-10-09	34,000	51,000	42.00	2-09-19	7,500	372,825	—	—
	2-23-10	13,734	54,936	53.09	2-22-20	—	—	—	—
	2-09-11	0	34,555	59.70	2-08-21			23,036	1,145,120
Lonny J. Carpenter	10-14-03	16,000	0	38.83	10-13-13	—	—	—	—
	3-05-04	14,000	0	45.21	3-04-14	—	—	—	—
	4-22-05	15,000	0	48.27	4-21-15	—	—	—	—
	2-07-06	16,500	0	46.85	2-06-16	—	—	—	—
	2-14-07	14,400	3,600	62.65	2-13-17	—	—	—	—
	2-12-08	13,200	8,800	67.80	2-11-18	—	—	—	—
	2-10-09	22,500	33,750	42.00	2-09-19	7,500	372,825	—	—
	2-23-10	9,087	36,348	53.09	2-22-20	—	—	—	—
	2-09-11	0	26,785	59.70	2-08-21	—	—	17,858	887,721
Andrew G. Fox-Smith	2-14-07	35,200	8,800	62.65	2-13-17	—	—	—	—
	2-12-08	33,000	22,000	67.80	2-11-18	—	—	—	—
	2-10-09	37,000	55,500	42.00	2-09-19	7,500	372,825	—	—
	2-23-10	14,945	59,780	53.09	2-22-20	—	—	—	—
	2-09-11	0	35,420	59.70	2-08-21	—	—	23,614	1,173,852

(1)

All vesting schedules for past stock option awards are 20% of the shares on each of the first five anniversary dates of the date of grant, except for Mr. MacMillan’s 2006 grant, which was to have vested and become exercisable in eight equal annual installments of 100,000 of the underlying shares beginning on February 7, 2007, with the balance to have vested on February 7, 2015. See “Resignation Agreement with Mr. MacMillan” beginning on page 35.

(2)	The vesting schedule for the 2009 award of restricted stock units is 16.67%, 33.33% and 50% of the underlying shares upon the first, second and third anniversaries of grant, respectively.

(3)	The vesting schedule for the 2011 award of restricted stock units to Mr. Lobo is 100% of the underlying shares upon the third anniversary of grant.

(4)

The 2011 performance stock unit awards are earned based on the achievement of pre-established goals and the underlying shares vest on March 21, 2014. The numbers of outstanding 2011 performance stock units presented above represent the maximum number of units that could be earned, excluding dividend equivalents.

2011 Option Exercises and Stock Vested

The table below includes information related to options exercised by and restricted stock unit vesting in respect of each of the NEOs. The table also includes the value realized for such options and restricted stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Stephen P. MacMillan	5,000	37,350	—	—
Curt R. Hartman	—	—	5,000	299,000
Kevin A. Lobo	—	—	—	—
Timothy J. Scannell	—	—	5,000	299,000
Lonny J. Carpenter	20,000	721,400	5,000	299,000
Andrew G. Fox-Smith	204,000	4,459,880	5,000	299,000

(1)	Represents the difference between the market price of the underlying shares at exercise and the exercise price of the option that was established at the time of grant.

(2)	Represents the market price of the underlying shares on the date of vesting (February 10, 2011).

Equity Plans and Equity-Based Compensation Award Granting Policy

We have adopted a granting policy covering all stock awards, both off-cycle (including hire-on) and ongoing annual grants. Under the policy, stock awards are granted by the Compensation Committee and, for awards to the Chief Executive Officer, are submitted for approval to the independent directors of the Board. Non-employee director grants are made by the full Board. The Compensation Committee has delegated to the Chief Executive Officer the authority to make “off-cycle grants” to new employees as a result of the acquisition of another company, in situations where we are seeking to attract a senior level hire or recognize an employee for significant achievements or in other special circumstances. In 2011, we made off-cycle grants to new hires, including those that became employees as a result of an acquisition, to promoted employees and to select employees to create a retention incentive. Annual limits for off-cycle grants are defined both per individual employee (20,000 stock options and, for awards other than options, 10,000 shares under our 2006 Long-Term Incentive Plan and 6,993 shares under our 2011 Long-Term Incentive Plan) and in the aggregate (300,000 stock options, and for awards other than options, 150,000 shares under our 2006 Plan and 104,895 shares under our 2011 Plan).

The fair market value of Stryker stock used to establish the exercise price of all options will be the closing sales price per share as reported on the NYSE Composite Transactions for the last market trading day prior to the grant date. Each annual grant and off-cycle grant of equity-based compensation will be awarded on a pre-determined date as follows:

•

The annual grant of stock awards will generally be made on the date of the February meeting of the Board of Directors. Any change in the annual grant date must be made with the prior approval of the Board. In 2012, the Board deferred the grant date in light of the announcement of Mr. MacMillan’s resignation, which was made on the date of the regular February meeting, and made the annual grant of stock awards at a special meeting held on February 21, 2012;

•

Off-cycle awards may be granted by the Chief Executive Officer, pursuant to delegated authority from the Compensation Committee, on the first business day of May, August or November following the date of hire or the determination that an award is warranted in other circumstances. Off-cycle awards will be reported to the Compensation Committee and the Board of Directors at their next regular meetings; and

•

No stock grant will be backdated and the timing of the public release of material information or the grant of any stock award will not be established with the intent of unduly benefiting a grantee under a stock award.

Where permissible by law, we require U.S. employees who receive stock awards to sign a version of the Company’s confidentiality, non-competition and non-solicitation agreement. Effective for stock awards made during and after 2006, we have included clawback provisions in the terms and conditions of our stock awards that are applicable in the event of a violation of the non-compete agreement to which each of our NEOs has agreed. In February 2009, the employment terms with Mr. Fox-Smith were amended to include a six-month notice period during which similar confidentiality, non-competition and non-solicitation provisions would apply. In addition, as part of his 2009 stock option grant, Mr. Fox-Smith signed a similar version of the Company’s confidentiality, non-competition and non-solicitation agreement that remains in effect until September 1, 2012. For information regarding certain restrictive covenants that survive the termination of Mr. MacMillan’s employment, see “Resignation Agreement with Mr. MacMillan” beginning on page 35.

Pension Benefits

None of our NEOs participates in any defined benefit plan sponsored by the Company. We made contributions to a governmental pension arrangement in Hong Kong on behalf of Mr. Fox-Smith. In 2011, this contribution was $52,749. We included this amount in the “All Other Compensation” column of the “Summary Compensation Table” on page 26, although we are not required by SEC rules to do so because the arrangement is comparable to benefits available to our other Hong Kong-based employees.

2011 Nonqualified Deferred Compensation

We provide a nonqualified supplemental defined contribution plan, the Stryker Corporation Supplemental Plan, in which select U.S.-based executives may participate, and the Stryker Corporation 401(k) Plan, a qualified defined contribution plan, that is available to all eligible U.S. employees. This table shows information about NEO participation in our Supplemental Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Stephen P. MacMillan	241,948	263,431	50,436	0	3,181,051
Curt R. Hartman	93,100	65,900	23,258	0	1,105,212
Kevin A. Lobo	0	0	0	0	0
Timothy J. Scannell	59,018	57,670	(3,590)	0	893,577
Lonny J. Carpenter	13,702	34,104	12,945	0	131,923

(1)

These amounts, contributed in March 2012 but earned for 2011, are included in the “All Other Compensation” column of the “Summary Compensation Table” on page 26. As Mr. Lobo’s employment with Stryker began in 2011, he was not eligible to receive Supplemental Plan matching and discretionary contributions pertaining to the 2011 plan year.

(2)

Aggregate balance consists of employee and Company contributions and investment earnings on amounts over many years. The 2011 year-end balance includes registrant contributions made in March 2012 that were earned in 2011. The following amounts of the reported aggregate balance were compensation for 2010 or 2009 and are included in the “All Other Compensation” column for those years for the NEOs other than Mr. Lobo, who was not employed by the Company in those years, and Mr. Carpenter, whose compensation prior to 2011 is not required to be disclosed:

Name	Registrant Contributions in 2010 ($)	Registrant Contributions in 2009 ($)
Stephen P. MacMillan	166,000	174,501
Curt R. Hartman	35,458	34,218
Timothy J. Scannell	36,168	40,105

Under the 401(k) Plan, we match fifty cents per dollar of the first 8% of compensation contributed by the employee up to the Internal Revenue Code limits ($16,500 annual deferral and $245,000 compensation in 2011). The Supplemental Plan provides benefits comparable to the 401(k) Plan after Internal Revenue Code limits have been reached. Participants may contribute up to 75% of total eligible compensation (salary and bonus for the NEOs) under the Supplemental and 401(k) Plans.

In addition to the Company match, a discretionary Company contribution may be made to the 401(k) and Supplemental Plans each year. In 2011, a discretionary contribution of 7% of eligible compensation for all employees eligible under the Plans, including Mr. MacMillan, Mr. Hartman, Mr. Lobo (for the 401(k) Plan only), Mr. Scannell and Mr. Carpenter, was paid in March of 2012.

Matching and discretionary contributions to our 401(k) and Supplemental Plans vest based on the total service years of the participant, as follows: 20% with two years of service; 40% with three; 60% with four; and 100% with five years of service.

Earnings on all amounts in the Supplemental Plan are based on the returns of the investment choices made by the individual. The selected funds and individual allocation may be changed by the participant at any time. NEOs’ investment alternatives in the Supplemental Plan are identical to the investment alternatives of all eligible employees under the 401(k) Plan, except that the Supplemental Plan does not allow investment in the Stryker Stock Fund (our matching contribution under the 401(k) Plan on the first 4% of compensation is invested in the Stryker Stock Fund) or life-cycle funds. The investment alternatives are regularly reviewed and periodically change. As of December 31, 2011, participants could choose among several different investment types, including domestic and international equity, fixed income, short-term investment and balanced fund investments. No guaranteed interest rates or returns are provided on investments in the 401(k) and Supplemental Plans.

Benefits from the Supplemental Plan may be paid as a lump sum or in installments, or a combination thereof, based on the individual’s payment election subject to the provisions of the Supplemental Plan. Supplemental Plan benefits payable to NEOs for amounts subject to Internal Revenue Code Section 409A (generally amounts that were earned and vested after 2004) will not be paid earlier than six months from termination of employment if termination was for any reason other than death. In the case of death, payments will be made within 60 days if the participant elected the lump sum payment alternative.

Potential Payments upon Termination

Potential Severance Payments to NEOs Upon Termination:    The Company’s discretionary severance policy for U.S.-based employees would cover our NEOs in the absence of any other termination agreement. If the Company elected in light of the circumstances of termination to make full payments under the discretionary severance policy at the rate of two weeks of salary for each year of service up to a maximum of one year’s salary, the estimated value of severance payments that would have been made to Mr. MacMillan, Mr. Hartman, Mr. Lobo, Mr. Scannell and Mr. Carpenter, assuming a December 31, 2011 termination date, was:

Name	Estimated Severance Payment ($)(1)(2)
Stephen P. MacMillan(3)	384,615
Curt R. Hartman	403,846
Kevin A. Lobo	0
Timothy J. Scannell	371,538
Lonny J. Carpenter	306,308

(1)

Assumes 2011 salary rates and full years of service as of December 31, 2011 of 8, 21, 0, 21 and 22 years for Mr. MacMillan, Mr. Hartman, Mr. Lobo, Mr. Scannell and Mr. Carpenter, respectively. Future amounts paid at the time of an actual severance would vary from the figures in this table based on factors including termination date, termination event and circumstances, years of service, compensation rates at the time and various other factors and assumptions.

(2)

Values do not include payments or benefits that are available to all U.S. employees upon termination, such as payment of accrued salary and vacation pay, the ability to purchase COBRA coverage to continue participation in our healthcare benefits plans for a period of time, distributions from the 401(k) and

Supplemental Plans (see “2011 Nonqualified Deferred Compensation” beginning on page 32) and the ability to exercise any vested and unexercised stock options within 30 days of termination.

(3)

The benefits payable to Mr. MacMillan following his resignation in February 2012 were determined under a separately negotiated agreement with him. See “Resignation Agreement with Mr. MacMillan” beginning on page 35.

Mr. Hartman, Mr. Lobo, Mr. Scannell and Mr. Carpenter have agreed to Stryker’s confidentiality, non-competition and non-solicitation agreement that provides for potential monthly payments to compensate the individual for not competing in circumstances following termination if the individual is unable to be re-employed without competing, demonstrates efforts to find work that does not violate the non-compete provisions and meets certain other requirements and Stryker does not elect to waive enforcement of the non-competition provisions of the agreement. The non-competition provisions of the agreement are effective for 12 months following termination of employment and if Stryker is required to make payments, the agreement requires monthly payment of 1/12th of the total salary and incentive bonus (exclusive of benefits, stock awards, and any indirect or deferred compensation) paid in the 12 months preceding termination of employment, less any compensation the individual has received or has the right to receive from Stryker or any other source during the 12 months following termination, including severance payments. The Company could be required to pay Mr. Hartman, Mr. Lobo, Mr. Scannell and Mr. Carpenter amounts totaling $423,774, $582,012, $358,585, and $266,633, respectively, if we elected to enforce the non-compete provisions and they satisfied the other requirements. The amounts set forth for them have been reduced for the “Estimated Severance Payment” amounts in the table above and assume 2011 salary and bonus levels, a December 31, 2011 termination date and no reduction in payment due to other sources of compensation, including amounts received as a result of employment by a non-competitor. Actual future amounts to be paid would vary from the figures above based on factors including termination date, termination event and circumstances, years of service, compensation rates at the time, the Company’s decision whether to enforce the non-compete, compensation paid by future employers and other factors and assumptions.

Stock options granted since February 7, 2006 and awards of restricted stock units and performance stock units have the following treatment at various terminating events:

Reason for Employment Termination:	Vested Options Exercisable:	Unvested Options or Units Are:
Death or Disability	For one year from termination	Options and restricted stock units are 100% vested and options remain exercisable for one year. Performance stock units have prorated vesting through the termination date and are earned based on the performance through the most recently completed year.
Retirement(1)	Until original expiration date	Options are 100% vested and exercisable until original expiration date. Unvested restricted stock units and performance stock units are forfeited upon retirement.
Other Reasons	For 30 days from termination	Forfeited(2)

(1)

Retirement is defined for purposes of our stock plans as termination at or after age 65, or age 60 if the individual has been employed by us for at least 10 years. As of December 31, 2011, none of the NEOs met the age and service requirements for retirement as defined in the stock plans.

(2)

The estimated value of unvested options, restricted stock units and performance stock units that would have been forfeited by each NEO if his employment had terminated as of December 31, 2011 are the same as the values shown in the table in the following section “Potential Payments Upon Certain Corporate Transactions.”

The timing of payment of certain amounts, for example the Supplemental Plan payments, is structured to comply with Internal Revenue Code Section 409A, which generally requires payments (other than grandfathered payments) to our NEOs to be made no earlier than six months following termination.

The Company does not pay for any form of post-retirement healthcare benefits for our NEOs or any other employee.

Potential Payments upon Certain Corporate Transactions:    Our 1998 Stock Option Plan does not specifically provide for acceleration of vesting in the event of a change-in-control, although the Board could decide to do so. Our 2006 and 2011 Long-Term Incentive Plans expressly permit the Compensation Committee at its sole discretion to accelerate vesting and take other actions on awards that it deems appropriate following a change-in-control.

As of December 31, 2011, each NEO held the number of unvested stock options, as well as unvested restricted stock units and performance stock units set forth opposite his name below that, at the discretion of the Board of Directors, could be vested upon the occurrence of a significant corporate transaction such as a merger or other business combination. The unrealized values of the unvested options and units are based on the closing price as reported by the NYSE Composite Transactions on December 30, 2011.

			Restricted Stock Units		Performance Stock Units
Name	Number of Shares Underlying Unvested Options (#)	Unrealized Value of Unvested Options ($)	Number of Shares Underlying Unvested Units (#)	Unrealized Value of Unvested Units ($)	Number of Shares Underlying Unvested Units (#)(1)	Unrealized Value of Unvested Units ($)
Stephen P. MacMillan	866,805	2,123,900	0	0	120,536	5,991,845
Curt R. Hartman	168,696	393,210	7,500	372,825	24,108	1,198,409
Kevin A. Lobo	25,855	0	8,618	428,401	0	0
Timothy J. Scannell	169,251	393,210	7,500	372,825	23,036	1,145,120
Lonny J. Carpenter	109,283	260,213	7,500	372,825	17,858	887,721
Andrew G. Fox-Smith	181,500	427,905	7,500	372,825	23,614	1,173,852

(1)	Represents the maximum number of performance stock units that could be earned, excluding dividend equivalents, relating to the 2011 performance stock units grant.

Resignation Agreement with Mr. MacMillan

As stated previously, Mr. MacMillan resigned as Chairman, President and Chief Executive Officer of the Company effective February 8, 2012. He remained an employee until February 29, 2012 (the “Separation Date”).

Pursuant to a Resignation Agreement and General Release entered into between Stryker and Mr. MacMillan, he received a payment of $5,500,000 on February 29, 2012. In addition, the options held by Mr. MacMillan to acquire 1,199,161 shares of Common Stock that had vested as of the Separation Date will remain exercisable until the earlier of two years, instead of 30 days, after the Separation Date or the expiration of the applicable term of the option and the options to acquire 676,644 shares that had not yet vested will be forfeited. The performance stock units covering 60,268 shares at target levels of performance that were granted in 2011 and have a three-year performance period will remain outstanding until the vesting date of March 21, 2014, at which time Mr. MacMillan will become vested in 38.8% of the number of units that would have vested if his employment had continued until the vesting date, such percentage being the pro-rata portion determined by dividing the number of days in the performance period that Mr. MacMillan was an employee of the Company by the total number of days in the performance period. Under the original terms of the award, the performance stock units would have been forfeited in their entirety as of the Separation Date.

The Company will provide, at no expense to Mr. MacMillan, continued participation in its medical, dental and vision plans for 18 months after the Separation Date and will make a lump sum payment of six times the monthly premium for such coverage after the end of the 18-month period, provided that his entitlement to such benefits and payments shall cease on the date he becomes eligible to participate in another employer’s group health plan. Mr. MacMillan is also entitled to payment of his 2011 bonus of $1,166,631 as well as the vested benefits under any other Stryker benefit plan in which he has participated, including the 401(k) Plan and the Supplemental Plan. The Company will also provide Mr. MacMillan with a temporary office until the earlier of six months from the Separation Date or his becoming employed by a future employer and has agreed to reimburse Mr. MacMillan for up to $12,500 of attorney fees incurred in connection with the negotiation of the Resignation Agreement.

Mr. MacMillan has released the Company and its affiliates from, and provided a complete waiver of, any and all claims that he or his representatives had, have or may have against them. The Company has released Mr. MacMillan from, and provided a complete waiver of, any and all claims that the Company or its affiliates had, have or may have against him, except for any claim that he committed a crime or engaged in gross negligence, fraud or willful misconduct. Mr. MacMillan has agreed to customary restrictive covenants, including that he not disclose confidential information, and that, for a period of two years following the Separation Date, he will not compete with the Company or its affiliates or solicit their business, customers, suppliers or employees, subject to certain exceptions. In the event of a final non-appealable judicial determination that he has materially breached the restrictive covenants, Mr. MacMillan would be required to repay to the Company the $5,500,000 payment as well as the portion of any gain realized from the exercise of any stock option that is attributable to an increase in the value of the Common Stock occurring more than 30 days after the Separation Date and the proceeds realized upon vesting of any performance stock units or, if such determination occurs prior to the vesting date in 2014, the performance stock units would be forfeited. Any unexercised options at the determination date would also be forfeited.

COMPENSATION OF DIRECTORS

Director Compensation

We revised the structure of our non-employee director pay program in 2011. Directors who were not employees received a fixed annual fee of $60,000 in 2011 and an additional annual fee of $55,000 if they served on one or more Committees of the Board. The Audit Committee chair received an additional $15,000 and all other Committee chairs received an additional $10,000. The Lead Director received an additional $10,000 annual fee. In addition, Dr. Datar, Dr. Doliveux and Mr. Lance received $25,000 for their service on a special committee formed by the Board in February 2010 to investigate, review and analyze the allegations made in shareholder demand letters against officers and/or directors of the Company. Mr. Golston was appointed to the special committee in February 2011 and received $22,329 representing the pro-rata portion of the fee for the time he served during 2011. None of the members of the special committee were directors at the time of the events that are the subjects of the shareholder demand letters. During 2011, we granted each outside director an option to purchase 4,735 shares of Common Stock, with an exercise price equal to the closing price on the last market trading day before the grant date, and 1,578 restricted stock units.

The table below sets forth the actual compensation paid during 2011 to our directors who were not employees. Mr. MacMillan, who was an employee, did not receive any separate compensation as a director. His compensation is fully reflected in the Summary Compensation Table and, as appropriate, in the other tables included under “Executive Compensation” beginning on page 26.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Howard E. Cox, Jr.	125,000	93,070	81,442	299,512
Srikant M. Datar, Ph.D.	140,000	93,070	81,442	314,512
Roch Doliveux, DVM	140,000	93,070	81,442	314,512
Donald M. Engelman, Ph.D.(3)	57,500	93,070	81,442	232,012
Louise L. Francesconi	125,000	93,070	81,442	299,512
Allan C. Golston	137,329	93,070	81,442	311,841
Howard L. Lance	150,000	93,070	81,442	324,512
William U. Parfet	140,000	93,070	81,442	314,512
Ronda E. Stryker	115,000	93,070	81,442	289,512

(1)

The Stock Awards column represents the aggregate grant-date fair value of awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification for restricted stock units granted in 2011. The grant-date fair value of the restricted stock units is determined based on the number of shares granted and the closing price of our Common Stock on the last market trading day before the grant date less anticipated dividends.

(2)

The Option Awards column represents the aggregate grant-date fair value of awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification for stock option grants made in 2011. Stock Compensation values are derived using the Black-Scholes option pricing model assumptions that are discussed in the narrative following the “2011 Grants of Plan-Based Awards” tables beginning on page 28.

(3)	Dr. Engelman retired from the Board of Directors at the Company’s 2011 annual shareholders meeting.

The following table sets forth the number of unvested restricted stock units and unexercised stock options held by each non-employee director as of December 31, 2011:

Name	Stock Awards Outstanding at December 31, 2011 (#)	Option Awards Outstanding at December 31, 2011 (#)
Howard E. Cox, Jr.	1,578	86,705
Srikant M. Datar, Ph.D.	1,578	28,060
Roch Doliveux, DVM	1,578	14,963
Louise L. Francesconi	1,578	50,705
Allan C. Golston	1,578	4,735
Howard L. Lance	1,578	28,480
William U. Parfet	1,578	54,105
Ronda E. Stryker	1,578	86,705

Options to non-employee directors become exercisable at 20% of the underlying shares per year over five years. Restricted stock units vest one year after the grant date. Non-employee directors are subject to our stock ownership guidelines of five times the annual retainer within five years of joining the Board. See “Compensation Discussion and Analysis — Executive and Non-Employee Director Stock Ownership Guidelines” beginning on page 22.

On February 21, 2012, each non-employee director was granted an option to purchase 4,945 shares, with an exercise price of $53.60, equal to the closing price on February 17, 2012, the last market trading day before the grant date, and 1,647 restricted stock units.

The 2012 annual director fees remain the same as the 2011 fees except that Mr. Parfet will receive an additional amount as compensation for his services as Non-Executive Chairman, which will bring his total annual cash compensation for all roles in which he serves the Company to $300,000.

AUDIT COMMITTEE REPORT

We constitute the Audit Committee of the Board of Directors of Stryker Corporation. We serve in an oversight capacity and are not intended to be part of Stryker’s operational or managerial decision-making process. Management is responsible for the preparation, integrity and fair presentation of information in the Consolidated Financial Statements, the financial reporting process and internal control over financial reporting. Stryker’s independent registered public accounting firm is responsible for performing independent audits of the Consolidated Financial Statements and an audit of the Company’s internal control over financial reporting as of December 31, 2011. We monitor and oversee these processes. We also approve the selection and appointment of Stryker’s independent registered public accounting firm and recommend the ratification of such selection and appointment to the Board.

In this context, we met and held discussions with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, throughout the year and reported the results of our activities to the Board of Directors. We specifically did the following:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2011 with Stryker’s management;

•

Discussed with Ernst & Young LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

Received the written disclosures and the letter from Ernst & Young LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP its independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Submitted by:

William U. Parfet, Chair

Srikant M. Datar, Ph.D.

Louise L. Francesconi

Allan C. Golston

Members of the Audit Committee

PROPOSAL 1 — ELECTION OF DIRECTORS

Eight directors are to be elected to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. All of the nominees listed below are currently members of our Board of Directors. The nominees have consented to serve if elected, and we have no reason to believe that any of them will be unable to serve. If any nominee becomes unavailable for any reason, proxies will be voted for the alternate candidate, if any, chosen by the Board or the number of directors constituting the full Board will be reduced to eliminate the vacancy.

The proxies will vote for the election of each of the nominees unless you indicate that your vote should be withheld for any or all of them. The Board of Directors recommends that shareholders vote FOR all nominees. Directors are elected by a plurality of the votes cast. Votes withheld from a nominee will not count against his or her election. However, in an election such as this where the only nominees are those recommended by the Board, any director who receives a greater number of votes withheld than votes for will be required to tender his or her resignation under the majority voting policy adopted by the Board as part of the Corporate Governance Guidelines. The Governance and Nominating Committee will promptly consider the resignation and recommend to the Board whether to accept the tendered resignation or reject it. The Board will act on the Governance and Nominating Committee’s recommendation no later than 90 days thereafter. The Company will promptly publicly disclose the Board’s decision whether to accept the resignation and, if applicable, the reasons for rejecting the tendered resignation in a Form 8-K filed with the SEC. If one or more resignations are accepted by the Board, the Governance and Nominating Committee will recommend to the Board whether to fill the vacancy or vacancies or to reduce the size of the Board.

The nominees for election as directors were approved by the Board following the recommendation of our Governance and Nominating Committee. Set forth below is certain biographical information regarding each of the nominees and a discussion of the particular experience, qualifications, attributes or skills that led the Governance and Nominating Committee and the Board to conclude that such person should serve as a director at this time.

Name, Age, Principal Occupation And Other Information	Director Since
HOWARD E. COX, JR., age 68	1974

Partner of Greylock and its affiliated venture capital partnerships since 1971. He is also a member of the Harvard Medical School Board of Fellows and of the Investment Committees of the Dana Farber Cancer Institute, Partners Healthcare System, Inc. and the Boston Museum of Fine Arts.

Mr. Cox has a broad and deep level of experience as a board member, having served on over 30 boards of directors, including many that were public companies and a number of which were in the healthcare industry. His extensive experience in the venture capital business has given him valuable insight in assessing overall business risks, particularly related to acquisitions. Having served on the Stryker Board for over 35 years, he brings a valuable historical context to our Board.

SRIKANT M. DATAR, Ph.D., age 58	2009

Arthur Lowes Dickinson Professor at the Graduate School of Business Administration of Harvard University since 1996 and Senior Associate Dean from 2001 to 2010. Prior to 1996, he was Professor, Accounting and Management, since 1989 at Stanford University. He is also a director of Novartis AG, a multinational pharmaceutical and consumer health products company, ICF International, Inc., a management, technology and policy consulting firm, and KPIT Cummins Infosystems Ltd. (India), a global IT consulting and product engineering partner company.

Dr. Datar has an extensive background in accounting and finance and a variety of other business areas, including organization design and performance measurement. His strong accounting and finance background and his experience as chair of the Audit Committee at Novartis AG and ICF International, Inc. allow him to make significant contributions on our Audit Committee. His service on the boards of companies involved in pharmaceuticals and high tech based both in Europe and India gives him great insights on assessing Stryker’s technology and strategies to expand our business globally.

Name, Age, Principal Occupation And Other Information	Director Since
ROCH DOLIVEUX, DVM, age 55	2010

Chief Executive Officer and Chairman of the Executive Committee of UCB S.A., a global biopharmaceutical company, since 2005. Prior thereto, he was Chief Executive Officer of Pierre Fabre Pharmaceuticals and President of Schering-Plough International, a subsidiary of Schering-Plough Corporation.

Dr. Doliveux has extensive experience in life science and health care companies, including product management, global marketing, research and development, and strategic and organizational change management. His exposure to business in many geographies and cultures is very valuable as Stryker seeks to expand its global presence.

LOUISE L. FRANCESCONI, age 58	2006

Former Vice President of Raytheon Company and former President of Raytheon Missile Systems, which she led from 1996 to July 2008. She is also Chairman of the Tucson Medical Center Healthcare Board of Trustees and a director of Unisource Energy Corporation, a utility that delivers natural gas and electric service.

Ms. Francesconi’s extensive experience in various leadership roles in operations and finance functions at Raytheon and other major businesses for over 30 years enable her to bring a wealth of insight into the complex operational, financial and governance issues facing the Company. Her role as Chairman of the Tucson Medical Center Board also has provided useful insights from the perspective of a healthcare provider.

ALLAN C. GOLSTON, age 45	2011

President, United States Program for the Bill & Melinda Gates Foundation since 2006, and Chief Financial and Administrative Officer of the Bill & Melinda Gates Foundation from 2000 to 2006. Mr. Golston is also a director of Malt-O-Meal, a privately held breakfast cereal corporation, where he is the Chair of the Audit Committee.

Mr. Golston has extensive experience in auditing, finance and the health care industry. He is a Certified Public Accountant and has held positions as a finance executive with Swedish Health Services (Seattle, WA) and the University of Colorado Hospital. In his service to the Gates Foundation, he has contributed to the strategic formation and operation of successful initiatives to provide health care, education and other human needs, all of which give him understanding that will assist Stryker in our global efforts to meet the needs of patients and caregivers. Additionally, Mr. Golston’s expertise and experience in financial matters enable him to make valuable contributions to our Audit Committee.

HOWARD L. LANCE, age 56	2009

Former Chairman, President and Chief Executive Officer of Harris Corporation, an international communications and information technology company, from 2003 to October 2011. He is also a director of Eastman Chemical Company, a worldwide manufacturer of chemicals, fibers and plastics, and was a director at Harris Stratex Networks Inc., a provider of wireless transmission systems and network management software (2007 to 2009).

As a result of his prior service as Chief Executive Officer of Harris Corporation, Mr. Lance brings a wealth of management experience and business understanding to the Board. Running a public company gave Mr. Lance front-line exposure to the issues that public companies face, particularly on the operational, financial and corporate governance fronts. His prior experiences in executive leadership roles at both NCR Corporation and Emerson Electric Co., including living and running businesses outside the U.S., bring additional useful perspectives to our Board discussions.

WILLIAM U. PARFET, age 65	1993

Mr. Parfet was named Non-Executive Chairman of the Company on February 8, 2012. He is Chairman and Chief Executive Officer of MPI Research, Inc., a drug safety and pharmaceutical development company, since 1999. He is also a director of Monsanto Company, a provider of agricultural products that improve farm productivity, and Taubman Centers, Inc., a real estate development company. He was also a director at PAREXEL Company, a provider of agriculture products (2001 to 2006) and CMS Energy Corporation, a provider of electricity and natural gas (1991 to 2005).

Name, Age, Principal Occupation And Other Information	Director Since

Mr. Parfet has had a long and successful career in finance and accounting, including service as a trustee of the Financial Accounting Foundation, the group that oversees the Financial Accounting Standards Board. That experience has been valuable in his role as Chairman of the Audit Committee. He also has a deep background in the pharmaceutical industry, including a 30-year career with the Upjohn Company (now part of Pfizer) as both an executive and member of the Board of Directors.

That experience has been extremely useful in assessing the Company’s research and development efforts. He has extensive experience in executive leadership roles, in serving as a director on the boards of a number of public companies and a long tenure on the Stryker Board, giving him a deep understanding of the role of the Board of Directors and positioning him well to serve as our Non-Executive Chairman.

RONDA E. STRYKER, age 57	1984

Granddaughter of the founder of the Company and daughter of a former President of the Company. She is also Vice Chair and a director of Greenleaf Trust, a bank, a trustee of Spelman College and of Kalamazoo College and Vice Chairperson of the Kalamazoo Community Foundation.

Ms. Stryker brings a strong interest in advocating the benefits of diversity and various matters regarding social responsibility. As the Company’s largest shareholder and a member of the founding family, she brings a strong shareholder perspective, unlike that of any other member of our Board, making her a valuable component of a well-rounded Board.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for 2012, subject to approval of the scope of the audit engagement and the estimated audit fees, which will be presented to the Committee at its July meeting. While not required, we are submitting the appointment to the shareholders as a matter of good corporate practice to obtain their views. The affirmative vote of a majority of the votes cast at the annual meeting on the proposal is required for ratification. The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Ernst & Young LLP as our Company’s independent registered public accounting firm for 2012. If the appointment is not ratified, it will be considered as a recommendation that the Audit Committee consider the appointment of a different firm to serve as independent registered public accounting firm for the year 2012. Even if the appointment is ratified, the Audit Committee may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of Stryker and its shareholders.

Relationship with Ernst & Young LLP

Ernst & Young LLP has acted in this capacity for many years. Ernst & Young LLP has advised us that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as accountants. We expect representatives of Ernst & Young LLP to be present at the annual meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The fees billed by Ernst & Young LLP with respect to the years ended December 31, 2011 and 2010 were as follows:

	2011 ($)	2010 ($)
Audit Fees	6,384,000	5,531,000
Audit-Related Fees	131,000	337,000
Tax Compliance Fees	1,214,000	513,000
All Other Fees	839,000	54,000

Audit Fees include amounts billed for the annual audit of our annual Consolidated Financial Statements, the audit of internal control over financial reporting, the review of the Consolidated Financial Statements included in the Forms 10-Q filed by us during each year, the completion of statutory audits required in certain foreign jurisdictions and consultations concerning accounting matters associated with the annual audit. Audit-Related Fees include amounts billed for audits of our employee benefit plans. Tax Compliance Fees include amounts for tax compliance services. All Other Fees include general accounting consultations and services that are unrelated to the annual audit, and consultations and services on other tax matters. We expect that Ernst & Young LLP will provide non-audit services of a similar nature during the year 2012. In connection with its review and evaluation of non-audit services, the Audit Committee is required to and does consider and conclude that the provision of the non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

Under its charter, the Audit Committee must pre-approve all audit and non-audit services performed by Ernst & Young LLP other than non-audit services that satisfy a de minimis exception provided by applicable law. In the event we wish to engage Ernst & Young LLP to perform non-audit services, management prepares a summary of the proposed engagement, detailing the nature of the engagement and cost of the engagement. At the Audit Committee’s December meeting, certain recurring non-audit services and the proposed fees are reviewed and evaluated. At subsequent meetings, management may present additional services for approval. The Audit Committee has delegated to the Chair or, in his absence, any other member the authority to evaluate and approve projects and related fees if circumstances require approval between meetings of the Committee. Any such approval is reported to the full Committee at its next meeting.

PROPOSAL 3 — APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION TO IMPLEMENT A MAJORITY VOTE STANDARD FOR UNCONTESTED ELECTIONS OF DIRECTORS

The Board of Directors recommends that shareholders approve an amendment to the Company’s Restated Articles of Incorporation to implement a majority vote standard for uncontested elections of directors.

Under Michigan law, unless otherwise specified in a company’s articles of incorporation, directors are elected by a plurality of the votes cast. Under plurality voting, only “for” votes are counted, so in an uncontested election where the only nominees are those recommended by the Board, a director could be elected with only one “for” vote despite a large number of “against” votes. In April 2008, the Company’s Corporate Governance Guidelines were amended to adopt the so-called “plurality plus” standard. Under this standard, while directors are still elected by a plurality vote, a director who receives more “withheld” votes than “for” votes in an uncontested election is required to tender his or her resignation. The Governance and Nominating Committee would then consider such resignation and make a recommendation to the Board whether to accept or reject it, and the Board must act within 90 days.

In light of corporate governance trends as evidenced by the fact that many public companies, including a number that had adopted the plurality plus standard, have taken the necessary action to provide for a majority vote standard, our Board of Directors has concluded that requiring directors to receive a majority of the votes cast in an uncontested election is appropriate and is recommending that shareholders approve the necessary amendment to the Company’s Restated Articles of Incorporation. Under the majority vote standard, to be elected the number of votes cast “for” a nominee must exceed the number voted “against” his or her election. While shareholders may abstain, an abstention will have no effect in determining whether the required affirmative majority vote has been obtained. In a contested election, in which there are more director nominees than positions to be filled at the meeting, directors will continue to be elected by a plurality of the votes cast.

Under Michigan law, an incumbent director who is not reelected may remain in office until his or her successor is elected and qualified or until his or her resignation or removal by the shareholders for cause. If the proposed amendment to the Restated Articles of Incorporation is approved by the shareholders, the Corporate Governance Guidelines will be amended to address the “holdover director” issue by requiring that the Board nominate for election as directors only candidates who have submitted a contingent resignation that would become effective upon acceptance by the Board if the nominee fails to receive a majority vote “for” his or her election. In that event, the Governance and Nominating Committee will promptly consider the resignation and make a recommendation to the Board. The Board’s decision, which will be made within 90 days of certification of the election results, will be publicly disclosed in a filing with the SEC, including the reasons for rejecting the resignation if that is the case. If the resignation is accepted, the Governance and Nominating Committee will recommend to the Board whether to fill the vacancy or reduce the size of the Board.

In order to implement the majority vote standard for uncontested elections, the Board of Directors has proposed that the shareholders approve the amendment of the Restated Articles of Incorporation to add a new ARTICLE VIII that reads as follows:

“Each director shall be elected by a majority of the votes cast by the shares represented in person or by proxy and entitled to vote at any meeting for the election of directors at which a quorum is present; provided, however, that if as of the record date for the meeting there are more nominees than positions on the board of directors to be filled by election at such meeting, each director shall be elected by a plurality of the votes cast by the shares represented in person or by proxy at such meeting and entitled to vote on the election of directors. For purposes of this Article VIII, a majority of the votes cast means that the number of shares voted “for” a nominee must exceed the number of votes cast “against” that nominee.”

Adoption of the amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the annual meeting. If approved by the shareholders, the amendment will become effective upon filing of a certificate of amendment in Michigan, which filing will be made promptly after the annual meeting. The new majority vote standard would then be applicable to uncontested elections of directors beginning with the Company’s 2013 annual meeting. The Board of Directors recommends that shareholders vote FOR approval of the amendment of the Restated Articles of Incorporation to implement a majority vote standard for uncontested elections of directors.

PROPOSAL 4 — RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE EXECUTIVE BONUS PLAN

Bonuses have been and are an essential component of the total compensation package for our executives as a means to attract and retain highly qualified individuals and provide financial incentives for them. In February 2007, the Board of Directors adopted the Executive Bonus Plan (the “Executive Bonus Plan”), effective as of January 1, 2007 and it was approved by the shareholders at the 2007 annual meeting. The Executive Bonus Plan will continue indefinitely unless suspended or terminated by the Board. We are asking the shareholders to reapprove the formula bonus under our Executive Bonus Plan to preserve our ability to take a federal tax deduction for certain compensation awards.

Section 162(m) of the Internal Revenue Code imposes an annual limit of $1.0 million on the tax deduction that is available to public companies for compensation paid to specified executive officers. There is, however, an exception to the limit on deductibility for compensation that satisfies certain conditions for “qualified performance-based compensation” set forth under Section 162(m). One of the conditions requires shareholder approval every five years of the material terms of the performance goals under which the compensation will be paid. The material terms of the performance goals used for the determination of awards under the Executive Bonus Plan were last approved by the Company’s shareholders in 2007 and management recommended and the Board approved seeking re-approval at this year’s annual meeting to preserve the ability to grant awards that are eligible for deduction under Section 162(m) until 2017.

For purposes of Section 162(m), the material terms of the performance goals include the employees eligible to receive compensation under the Executive Bonus Plan, a description of the business criteria on which the performance goal is based and the maximum award that can be paid to an employee under the performance goal. Each of these aspects of the Executive Bonus Plan is discussed below.

The persons eligible to be participants under the Executive Bonus Plan are the Chief Executive Officer and other executive officers whose compensation is or may be subject to the limitations of Section 162(m) of the Internal Revenue Code (approximately nine persons for 2012). The Executive Bonus Plan establishes a maximum award (“formula bonus”) of 0.75% of operating income (as reported in our publicly filed financial statements) for the performance period (generally our fiscal year) and provides a further limitation that in no event will the amount awarded to any participant in respect of a fiscal year exceed $12 million. The Executive Bonus Plan grants the Compensation Committee discretion to reduce the formula bonus percentage of operating income to below 0.75% for one or more participants for any performance period and to reduce any participant’s actual bonus to below the formula bonus (or to pay no bonus). The Compensation Committee has exercised and intends to continue to exercise such discretion by establishing at its regularly scheduled meeting in February of each performance year additional performance criteria that will further limit a participant’s actual bonus. Bonuses will be paid promptly after the end of the performance period based on actual performance results as certified by the Compensation Committee.

As indicated, the actual bonuses that have been awarded under the Executive Bonus Plan have been much smaller than the maximum bonuses that could have been awarded. For information regarding bonus and other non-equity incentive compensation payments made to the NEOs with respect to 2011, see “Compensation Discussion and Analysis — Compensation Elements — Annual Bonus” beginning on page 15.

At its meeting in February 2012, the Compensation Committee designated the participants in the Executive Bonus Plan and their target bonus amount for 2012 (subject to the Plan limitations). The target bonus amounts for 2012 for the NEOs who continue to be employed by the Company and the current executive officers as a group are as follows:

Name and Principal Position	Target Bonus ($)
Curt R. Hartman(1)	388,125
Vice President and Chief Financial Officer
Kevin A. Lobo	300,000
Group President, Orthopaedics
Timothy J. Scannell	375,000
Group President, MedSurg and Spine
Lonny J. Carpenter	300,000
Group President, Global Quality and Operations
Executive officers as a group(2)	2,941,750

(1)

Mr. Hartman’s 2012 target bonus has been increased to $750,000 for the period during which he serves as Interim Chief Executive Officer, with the actual bonus payment to be prorated based on the length of such period.

(2)

Represents the aggregate of the target bonuses for the nine current executive officers as a group, including the four NEOs and using $750,000 for Mr. Hartman, which represents his annualized target bonus amount for the period during which he serves as Interim Chief Executive Officer.

The principal performance criteria that will be used to determine the actual 2012 bonus amounts are Company diluted net earnings per share, cash from operations and sales for Mr. Hartman and Mr. Carpenter, and, in the case of the other NEOs, operating income, cash from operations and sales for the business areas for which they are responsible. Specified qualitative measures are also included in the performance criteria used to determine the actual bonus payments. Participants will have the opportunity (subject to the Executive Bonus Plan limitations) to earn an additional bonus up to 50% of the target bonus in 2012 if the Company’s budgeted sales goal is exceeded. In addition, as has been the case in the past, the final determination of the actual bonuses may include a subjective evaluation of each individual’s performance during the year taking into account other criteria determined by the Compensation Committee to be relevant to a determination of the participant’s overall contribution to the Company during the year. The Board and Compensation Committee may make adjustments to final bonus determinations within the framework of the maximum bonuses that can be awarded under the Executive Bonus Plan.

Bonus awards under the Executive Bonus Plan may be paid in cash, unrestricted or restricted Common Stock issued under our 2006 and 2011 Long-Term Incentive Plans or any subsequent shareholder-approved plan or a combination of cash and shares. The Compensation Committee may also provide for deferral of a bonus payment under any nonqualified deferred compensation program. The Executive Bonus Plan provides for reimbursement of the bonus earned or accrued under certain circumstances in the event we are required to restate the financial statements that were the basis for the determination of the bonus amount.

The Executive Bonus Plan is administered by the Compensation Committee, which has full authority to interpret the Executive Bonus Plan, to establish rules and regulations relating to the operation of the Executive Bonus Plan, to select participants, to determine the amount of an award (subject to the Executive Bonus Plan limitations) and to make all determinations and take all other actions necessary or appropriate for the proper administration of the Executive Bonus Plan. The Compensation Committee’s interpretation of the Executive Bonus Plan, and all actions taken within the scope of its authority, are final and binding. No member of the Compensation Committee is eligible to participate in the Executive Bonus Plan.

The Board of Directors may at any time suspend or terminate the Executive Bonus Plan and may amend the Executive Bonus Plan from time to time as it deems advisable, subject to any requirement for shareholder approval under applicable law, including Section 162(m). No amendment that adversely affects a participant’s rights to, or interest in, an award granted prior to the date of the amendment will be effective without the participant’s consent.

Set forth below is certain information with respect to our equity compensation plans under which Common Stock of the Company was authorized for issuance as of December 31, 2011.

Plan Category	Number of Securities To Be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)(2)
Equity Compensation Plans Approved By Shareholders	24,220,130	$47.53	36,870,936

(1)

Includes the 1998 Stock Option Plan and 2006 Long-Term Incentive Plan, as well as the 2001 Performance Incentive Award Plan, pursuant to which shares of Common Stock may be awarded to employees of the Company and its operating subsidiaries and divisions in recognition of outstanding performance and achievements in sales, research and development, operations and other areas.

(2)

Includes the following number of shares under our equity compensation plans: 25,000,000 shares under the 2011 Long-Term Incentive Plan, 7,068,303 shares under the 2006 Long-Term Incentive Plan, 56,756 shares under the 2001 Performance Incentive Award Plan, 325,000 shares under the 2011 Performance Incentive Award Plan and 4,420,877 shares in the Employee Stock Purchase Plan.

There are no equity compensation plans that were not approved by shareholders.

Re-approval of the material terms of the performance goals under the Executive Bonus Plan requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. The Board of Directors recommends that shareholders vote FOR re-approval of the material terms of the performance goals under the Executive Bonus Plan.

PROPOSAL 5 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As described under “Compensation Discussion and Analysis” beginning on page 10, our philosophy in setting executive compensation is to provide a total compensation package that allows us to continue to attract, retain and motivate talented executives who drive our Company’s success while aligning compensation with the interests of our shareholders and the achievement of our key business objectives. Consistent with the philosophy, a significant percentage of the total compensation opportunity for each of our NEOs is based on measurable corporate, business area and individual performance, both financial and non-financial, and on the performance of our shares on a long-term basis. In 2011, despite a difficult economic environment, the Company’s net sales increased 13.5% and net earnings and diluted net earnings per share increased 5.7% and 8.2%, respectively.

Shareholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure under “Executive Compensation” beginning on page 26, that describe the compensation of our NEOs during each of the last three fiscal years or such shorter period that they were a NEO. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

Pursuant to Section 14A of the Exchange Act, our shareholders are entitled to an advisory vote to approve the compensation of our named executive officers. This advisory vote is commonly referred to as a “say-on-pay” advisory vote. Pursuant to a policy we adopted in 2011, we provide our shareholders with the opportunity to vote on a “say-on-pay” advisory vote at each annual meeting. Accordingly in compliance with these requirements and as a matter of good corporate governance, we are asking shareholders to approve the following resolution at our annual meeting:

RESOLVED, that the shareholders of Stryker Corporation (the “Corporation”) approve, on an advisory basis, the compensation of the Corporation’s named executive officers as disclosed in the Corporation’s proxy statement for this annual meeting pursuant to the rules of the SEC, including “Compensation Discussion and Analysis,” the Summary Compensation Table and the compensation tables and narrative disclosure under “Executive Compensation.”

This advisory vote is non-binding. Although non-binding, the Compensation Committee and the Board will review the results of the vote and take them into account in future determinations concerning our executive compensation program. The Board of Directors unanimously recommends a vote FOR the resolution set forth in Proposal 5.

ADDITIONAL INFORMATION

Shareholder Proposals for the 2013 Annual Meeting

Under the rules of the SEC, if you would like to submit a proposal for inclusion in the proxy materials for our 2013 annual meeting, the proposal must be received by our Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002 on or prior to November 16, 2012. The inclusion of any proposal in the proxy statement and form of proxy for such meeting will be subject to applicable SEC rules.

Under our By-Laws, which are available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/bylaws or may be obtained by written request to our Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, certain procedures are provided that shareholders must follow to nominate a person for election as a director at an annual meeting or to bring an item of business before an annual meeting. These procedures require that notice of an intention to nominate a person for director and/or to bring an item of business before our 2013 annual meeting must be received in writing by our Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002 no earlier than December 25, 2012, and no later than January 24, 2013. The notice must contain certain information about the shareholder making the proposal, including a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person named in the notice or bring the item of business before the meeting, and about the nominee and/or the item of business and, in the case of a nomination, must be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and the NYSE, and to furnish us with copies of the reports. Specific due dates for these reports have been established and we are required to report in this proxy statement any failure by directors, officers and 10% holders to file such reports on a timely basis. At the present time, there is no 10% holder. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were met with respect to 2011 except for the Form 4 reporting the options and restricted stock units awards made to Ramesh Subrahmanian, Group President, International in connection with his becoming an officer.

Other Action

At this time, we do not know of any matter to be brought before the meeting other than those referred to above. If any additional matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on any such matter.

Expenses of Solicitation

The cost of solicitation of proxies for the annual meeting is being paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding the proxy material to the beneficial owners of the stock held in street name by such persons.

By Order of the Board of Directors

Dean H. Bergy

Secretary

March 19, 2012

Printed with soy ink on recycled paper

Please recycle where possible

STRYKER CORPORATION C/O AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC OPERATIONS CENTER 6201 15TH AVENUE BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 23, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 23, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M32551-P04565            KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR each of these nominees.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Elect eight directors:
Nominees:
	(1) Howard E. Cox, Jr.	(6) Howard L. Lance
	(2) Srikant M. Datar, Ph.D. (3) Roch Doliveux, DVM	(7) William U. Parfet (8) Ronda E. Stryker	☐	☐	☐
(4) Louise L. Francesconi
(5) Allan C. Golston

The Board of Directors recommends a vote FOR Proposals 2, 3, 4 and 5.		For	Against	Abstain			For	Against	Abstain
2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.	☐	☐	☐	4.	Re-approval of the material terms of the performance goals under the Executive Bonus Plan.	☐	☐	☐

3.	Approval of an amendment to the Company’s Restated Articles of Incorporation to implement a majority vote standard for uncontested elections of directors.	☐	☐	☐	5.	Approval, in an advisory vote, of the Company’s named executive officer compensation.	☐	☐	☐
					This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2, 3, 4 and 5
For address changes and/or comments, please check this box and write them on the back where indicated.				☐
		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717, so the shares will be represented at the Shareholders Meeting. If you vote by telephone or Internet, do not mail this proxy card.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholders Meeting: The Notice and Proxy Statement, our 2011 Annual Report on Form 10-K and 2011 Annual Review and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

☐ Please fold and detach card at perforation before mailing. — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M32552-P04565

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDERS MEETING TO BE HELD ON APRIL 24, 2012

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 19, 2012, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 24, 2012, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

STRYKER CORPORATION C/O COMPUTERSHARE INVESTOR SERVICES P.O. BOX 43078 PROVIDENCE, RI 02940-3078

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 19, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 19, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it by April 19, 2012 in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M32551-P04565            KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR each of these nominees.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Elect eight directors:
Nominees:
	(1) Howard E. Cox, Jr.	(6) Howard L. Lance
	(2) Srikant M. Datar, Ph.D. (3) Roch Doliveux, DVM	(7) William U. Parfet (8) Ronda E. Stryker	☐	☐	☐
(4) Louise L. Francesconi
(5) Allan C. Golston

The Board of Directors recommends a vote FOR Proposals 2, 3, 4 and 5.		For	Against	Abstain			For	Against	Abstain
2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.	☐	☐	☐	4.	Re-approval of the material terms of the performance goals under the Executive Bonus Plan.	☐	☐	☐

3.	Approval of an amendment to the Company’s Restated Articles of Incorporation to implement a majority vote standard for uncontested elections of directors.	☐	☐	☐	5.	Approval, in an advisory vote, of the Company’s named executive officer compensation.	☐	☐	☐
					This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2, 3, 4 and 5
For address changes and/or comments, please check this box and write them on the back where indicated.				☐
		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717, so the shares will be represented at the Shareholders Meeting. If you vote by telephone or Internet, do not mail this proxy card.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholders Meeting: The Notice and Proxy Statement, our 2011 Annual Report on Form 10-K and 2011 Annual Review and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

☐ Please fold and detach card at perforation before mailing. — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M32552-P04565

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDERS MEETING TO BE HELD ON APRIL 24, 2012

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 19, 2012, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 24, 2012, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

STRYKER CORPORATION C/O VANGUARD P.O. BOX 2900 VALLEY FORGE, PA 19482-2900

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 19, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 19, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it by April 19, 2012 in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M32551-P04565            KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR each of these nominees.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Elect eight directors:
Nominees:
	(1) Howard E. Cox, Jr.	(6) Howard L. Lance
	(2) Srikant M. Datar, Ph.D. (3) Roch Doliveux, DVM	(7) William U. Parfet (8) Ronda E. Stryker	☐	☐	☐
(4) Louise L. Francesconi
(5) Allan C. Golston

The Board of Directors recommends a vote FOR Proposals 2, 3, 4 and 5.		For	Against	Abstain			For	Against	Abstain
2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.	☐	☐	☐	4.	Re-approval of the material terms of the performance goals under the Executive Bonus Plan.	☐	☐	☐

3.	Approval of an amendment to the Company’s Restated Articles of Incorporation to implement a majority vote standard for uncontested elections of directors.	☐	☐	☐	5.	Approval, in an advisory vote, of the Company’s named executive officer compensation.	☐	☐	☐
					This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2, 3, 4 and 5
For address changes and/or comments, please check this box and write them on the back where indicated.				☐
		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717, so the shares will be represented at the Shareholders Meeting. If you vote by telephone or Internet, do not mail this proxy card.

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Stryker Corporation 401(k) Savings and Retirement Plan, the Stryker Corporation 401(k) Plan for Sales Employees, and the Stryker Puerto Rico Savings and Retirement Plan (the Plans). This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 PM Eastern on April 19, 2012, you will be treated as directing the Plans’ Trustee to vote your shares held in the Plans in the same proportion as the shares for which the Trustee has received timely instructions from others who do.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholders Meeting: The Notice and Proxy Statement, our 2011 Annual Report on Form 10-K and 2011 Annual Review and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

☐ Please fold and detach card at perforation before mailing. — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M32552-P04565

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDERS MEETING TO BE HELD ON APRIL 24, 2012

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 19, 2012, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 24, 2012, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)